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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Overstock.com, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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6350 South 3000 East
Salt Lake City, Utah 84121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 1:00 p.m. on May 3, 2012

Dear Fellow Stockholders:

        We cordially invite you to attend the 2012 Annual Meeting of Stockholders of Overstock.com, Inc. (the "Company"). The meeting will be held at 1:00 p.m. Mountain Time on Thursday, May 3, 2012, at the Company's corporate headquarters located at 6350 South 3000 East, Salt Lake City, Utah. At the meeting, holders of our common stock will act on the following matters:

  1.
  The election of two Class I directors of the Company to serve terms of three (3) years and hold office until their successors have been elected and qualified or until their earlier resignation or removal. The Company's Board of Directors intends to present Patrick M. Byrne and Barclay F. Corbus for re-election to the Board;

  2.
  The ratification of the selection by the Audit Committee of the Company's Board of Directors (the "Audit Committee") of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012;

  3.
  To approve an amendment and restatement of the Company's 2005 Equity Incentive Plan to increase the number of shares available thereunder by 2,500,000, including approval of the Plan's material terms and performance goals for purposes of IRC Section 162(m); and;

  4.
  Any other business properly coming before the Annual Meeting.

        Following the meeting, we will discuss the status of the business and answer your questions.

        Holders of record of shares of our common stock at the close of business on March 8, 2012 are entitled to vote at the meeting and any postponements or adjournments of the meeting. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting in person. We encourage you to vote via the Internet or by telephone. If you received a printed set of proxy materials, you also have the option of voting by completing, signing, dating and returning the proxy card that accompanied such printed materials. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the annual meeting.

        We are mailing to most of our stockholders a notice of Internet availability of proxy materials instead of a paper copy of this proxy statement and our 2011 Form 10-K. The notice contains instructions on how to access those documents via the Internet. The notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2011 Form 10-K and a form of proxy card or voting instruction card, as applicable. Stockholders who do not receive a notice of Internet availability of proxy materials will receive a paper copy of the proxy materials by mail. We anticipate that this process will minimize the costs of printing and distributing our proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 3, 2012

        The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available at http://www.overstock.com/proxy.

By Order of the Board of Directors,

Jonathan E. Johnson III President and Corporate Secretary

Salt Lake City, Utah
March 16, 2012

        Whether or not you plan to attend the meeting, please vote via the Internet or by phone or by completing, signing, dating and returning the accompanying Proxy Card in the enclosed self-addressed, stamped envelope.

OVERSTOCK.COM, INC.
6350 South 3000 East
Salt Lake City, Utah 84121

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. on May 3, 2012

  General

        Our Board of Directors (the "Board") is soliciting proxies for the 2012 Annual Meeting of Stockholders of Overstock.com, Inc. ("Overstock," the "Company," "we" or "our") to be held at 1:00 p.m. Mountain Time on May 3, 2012 at our corporate headquarters located at 6350 South 3000 East, Salt Lake City, Utah 84121. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters before the meeting.

        We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, a notice of Internet availability of proxy materials has been mailed to the majority of our stockholders, while other stockholders have instead received paper copies of the proxy materials accessible via the Internet. Stockholders that received the notice of Internet availability of proxy materials have the ability to access the proxy materials at http://www.overstock.com/proxy or request that a printed set of the proxy materials be sent to them by following the instructions set forth on the notice of Internet availability of proxy materials.

        Please visit http://www.overstock.com/proxy for details on how to instruct us to send future proxy materials to you electronically by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials or a link to a special website to access our proxy materials. Your election to receive proxy materials by e-mail or printed form by mail will remain in effect until you terminate it.

        Choosing to receive future proxy materials by e-mail will allow us to provide you with the proxy materials you need in a timelier manner and will save us the cost of printing and mailing documents to you.

        Our principal offices are located at 6350 South 3000 East, Salt Lake City, Utah 84121, and our telephone number is (801) 947-3100.

  Record Date and Voting Securities

        The Board set March 8, 2012 as the record date for the meeting. Stockholders who owned common stock on that date are entitled to attend and vote at the meeting. Each share is entitled to one vote. There were 23,420,641 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock present at the meeting in person or by proxy will constitute a quorum for the transaction of business.

  Proxy Materials

        Voting materials, which include this Proxy Statement, the proxy card and our Annual Report on Form 10-K for the year ended December 31, 2011, are first being sent or given to stockholders on or about March 21, 2012.

        The date of this Proxy Statement is March 16, 2012.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND PROCEDURAL MATTERS

What is the purpose of the Annual Meeting?

        At our Annual Meeting, stockholders will act upon the matters outlined in the meeting notice provided with this proxy statement, including: (i) the election of directors; (ii) ratification of the appointment of our Audit Committee's selection of KPMG LLP as our independent registered public accounting firm; and (iii) approval of the amendment and restatement of our 2005 Equity Incentive Plan. In addition, management will report on the status of the business.

Who can vote at the Annual Meeting?

        Stockholders who owned Overstock common stock at the close of business on March 8, 2012 may attend and vote at the Annual Meeting. Each share is entitled to one vote. There were 23,420,641 shares of common stock outstanding on March 8, 2012.

What are the recommendations of the Board?

        Overstock's Board recommends a vote:

  •
  "FOR" the election of the nominated directors (see proposal 1);

  •
  "FOR" the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (see proposal 2); and

  •
  "FOR" approval of the amendment and restatement of our 2005 Equity Incentive Plan (see proposal 3).

What is a quorum?

        A quorum is the minimum number of our shares of common stock that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the annual meeting, the presence, in person or by proxy, of the holders of at least a simple majority of the shares outstanding as of the record date, will be considered a quorum allowing votes to be taken and counted for the matters before our stockholders.

        If you are a registered stockholder, you must deliver your vote via the Internet or by telephone or mail or attend the annual meeting in person and vote in order to be counted in the determination of a quorum. If you are a "street name" stockholder, your broker will vote your shares pursuant to your instructions, and such shares will count in the determination of a quorum. If you do not vote via the Internet, by telephone or proxy card, or provide any instructions to your broker, your shares will still count for purposes of attaining a quorum and your broker may vote your shares in its discretion on proposal 2. If you are a member of a retirement savings plan or other similar plan, the trustee or administrator of the plan will vote according to your directions and the rules of the plan, which may result in your shares being counted in the determination of a quorum even if you do not provide voting directions.

How do I vote?

        You may submit your vote via the Internet, by telephone or in person at the annual meeting. If you received printed proxy materials, you also have the option of submitting your proxy card by mail or attending the meeting and delivering the proxy card. The designated proxies will vote according to your instructions; however, if you are a registered stockholder and you return an executed proxy card without specific instructions on how to vote, the proxies will vote "FOR" the election of the nominated directors in proposal 1; "FOR" the ratification of KPMG LLP as our independent registered public accounting firm in proposal 2; and "FOR" approval of the amendment and restatement of the 2005 Equity Incentive Plan in proposal 3.

        If you are a "street name" stockholder and you do not return instructions on how to vote, your shares will not be voted on proposals 1 or 3. The voting of shares held by "street name" stockholders is further discussed below. Additionally, in order to vote at the meeting, you will need to obtain a signed proxy from the broker or nominee that holds your shares, because the broker or nominee is the legal, registered owner of the shares. If you have the broker's proxy, you may vote by ballot or you may complete and deliver another proxy card in person at the meeting.

        If you are a member of a retirement or savings plan or other similar plan, you may submit your vote via the Internet or by telephone. The trustee or administrator of the plan will vote according to your directions and the rules of the plan.

Can I vote via the Internet or by telephone?

        You may submit your vote via the Internet or by telephone by following the instructions contained in the notice of Internet availability of proxy materials. If you received a printed set of proxy materials, you may submit your vote via the Internet or by telephone by following the instructions contained on the proxy card that accompanied the printed materials.

        If you are a registered stockholder, the deadline for submitting your vote by telephone or via the Internet is 11:59 p.m. Eastern Time on May 2, 2012. If you are a member of a retirement or savings plan or other similar plan, the deadline for submitting your voting directions by telephone or via the Internet is 2:00 a.m. Eastern Time on April 30, 2012.

Can I change or revoke my vote?

        Subject to the deadlines set forth in the paragraph above, you may change your vote at any time before the proxy is exercised by re-submitting your vote via the Internet or by telephone.

        If you are a registered stockholder, you may revoke your vote at any time before the proxy is exercised by filing with our secretary a written notice of revocation. At the meeting, you may revoke or change your vote by submitting a proxy to the inspector of election or voting by ballot. Your attendance at the meeting will not by itself revoke your vote.

        If your shares are held in "street name" or you are a member of a retirement or savings plan or other similar plan, please contact your broker, nominee, trustee or administrator to determine whether you will be able to revoke or change your vote.

Street Name Shares and Broker Non-Votes

        If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some proposals. "Broker non-votes" are shares as to which a broker or nominee does not vote, or has indicated that it does not have discretionary authority to vote and has not received instructions on how to vote. If you do not give specific instructions, your broker or nominee may cast your vote in its discretion for proposal 2, the ratification of the appointment of our independent registered public accounting firm. If you do not give specific instructions on how to vote, your broker or nominee is not permitted to cast your vote in its discretion for proposal 1, election of the directors; or proposal 3, the vote to amend and restate our 2005 Equity Incentive Plan. A "broker non-vote" is a vote not cast on a matter affirmatively or negatively and is also not counted for the purposes of determining a plurality, so it will have no effect on the outcome of any of the proposals; however, a "broker non-vote" will still be counted for purposes of attaining a quorum as it relates to proposal 2.

Why did I receive a notice of Internet availability of proxy materials instead of a full set of the proxy materials?

        The SEC's rules allow companies to furnish their proxy materials via the Internet. Accordingly, we sent to the majority of our stockholders a notice of Internet availability of proxy materials for this year's annual meeting of stockholders. Other stockholders were instead sent paper copies of the proxy materials accessible via the Internet. Instructions on how to access the proxy materials via the Internet or to request a paper copy can be found in the notice of Internet availability of proxy materials. In addition, stockholders may request proxy materials in printed form, by mail or electronically by e-mail on an ongoing basis by submitting a request to us at http://www.overstock.com/proxy. A stockholder's election to receive proxy materials by mail or e-mail will remain in effect until the stockholder terminates it.

Why didn't I receive a notice of Internet availability of proxy materials?

        We are providing certain stockholders, including stockholders who have previously requested to receive paper copies of proxy materials, with paper copies of the proxy materials instead of, or in addition to, a notice of Internet availability of proxy materials. If you would like to assist us in reducing the cost of distributing our proxy materials in the future, you can consent to receiving future proxy materials and other stockholder communications electronically via e-mail or the Internet. To sign up for electronic delivery, please visit http://www.overstock.com/proxy to submit your request.

Can I vote my shares by filling out and returning the notice of Internet availability of proxy materials?

        No. The notice of Internet availability of proxy materials does, however, provide instructions on how to vote your shares.

What happens if a nominee is unable to stand for election?

        The Nominating and Corporate Governance Committee of the Board of Directors may select a substitute nominee. In that case, if you have submitted your proxy via the Internet or by telephone or completed and returned your proxy card or voting instruction card, the proxyholders will have the discretion to vote your shares for the substitute nominee. They cannot vote for more than two Class I nominees.

What is the voting requirement to approve each of the proposals?

        A plurality of the voting power of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors is required for the election of each nominee to the Board. Thus, the two nominees for Class I director receiving the highest number of affirmative votes will be elected as members of our Board of Directors to serve until the 2015 Annual Meeting. There is no cumulative voting in the election of directors. Brokers do not have discretion to vote on this proposal without your instruction.

        The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is required to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

        The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is required to approve the amendment and restatement of our 2005 Equity Incentive Plan. Brokers do not have discretion to vote on this proposal without your instruction.

How many votes are required to approve other matters that may come before the stockholders at the meeting?

        A majority of the shares present, in person or by proxy, excluding broker non-votes, voting in favor is required to approve any other matters that may properly come before the stockholders at the meeting.

Is my vote kept confidential?

        Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the meeting?

        We will announce preliminary voting results at the meeting, and will file a Form 8-K with the Securities and Exchange Commission ("SEC") reporting the results within four business days after the date of the meeting. You can get a copy of that Form 8-K by calling Overstock Investor Relations at (801) 947-3100 or the SEC at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. You can also get a copy from our website at http://investors.overstock.com.

Who pays for the proxy solicitation process?

        We will pay the costs of soliciting proxies, including the cost of preparing, posting and mailing proxy materials. In addition to soliciting stockholders by mail, we will request brokers, banks and other nominees to solicit their customers who hold shares of Overstock common stock in street name. We may reimburse such brokers, banks and nominees for their reasonable, out-of-pocket expenses. We may also use the services of our officers, directors and employees to solicit proxies, personally or by telephone, mail, facsimile or email, without additional compensation other than reimbursement for reasonable, out-of-pocket expenses. We intend to use the services of a proxy solicitation firm in connection with the Annual Meeting and anticipate that the costs of such services will be approximately $8,000 plus reimbursement for reasonable out-of-pocket expenses.

How can I get an additional copy of the proxy materials?

        If you would like an additional copy of this proxy statement or our 2011 Form 10-K, these documents are available in digital form for download or review at http://www.overstock.com/proxy. Alternatively, we will promptly send a copy to you at no charge upon request by mail to Overstock.com, Inc., Attention: Investor Relations, 6350 South 3000 East, Salt Lake City, Utah 84121, or by calling Overstock Investor Relations at (801) 947-3100.

Who can help answer my questions?

        If you have questions about voting or the proposals described in this Proxy Statement, please call Georgeson Shareholder Communications, our proxy solicitor, toll-free at (800) 509-0983.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on May 3, 2012

        The Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K for the fiscal year ended December 31, 2011 are available at http://www.overstock.com/proxy.

PROPOSALS TO BE VOTED ON:

PROPOSAL 1—ELECTION OF DIRECTORS

        The nominees for election this year as Class I directors, for three-year terms ending in 2015, are Patrick M. Byrne and Barclay F. Corbus.

        Dr. Byrne has served as our Chief Executive Officer (our principal executive officer) and as a Director since 1999, as Chairman of the Board from February 2001 through October 2005, and as Chairman since July 2006.

        Mr. Corbus has been a director since 2007. Mr. Corbus is a member of the Audit Committee and the Nominating and Corporate Governance Committee and is the Chairman of the Compensation Committee.

        Each of the nominees has consented to serve a three-year term. For additional information about the nominees, see "The Board—Information Regarding Director Nominees and Other Directors."

  Recommendation of the Board of Directors

        The Board of Directors unanimously recommends a vote "FOR" each of the nominees.

  Vote Required

        Directors are elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the meeting. Votes withheld are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but otherwise they have no legal effect under Delaware law. Brokers generally may not use discretionary authority to vote shares in the election of directors if they have not received instructions from their clients.

PROPOSAL 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Proposed Ratification of Appointment of KPMG LLP.    The Audit Committee of the Board of Directors has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2012 and audit the effectiveness of our internal control over financial reporting as of December 31, 2012. KPMG LLP has served as our independent registered public accounting firm since December 2009. Although ratification of the Audit Committee's selection of KPMG LLP is not required under our bylaws or other legal requirements, we are submitting the appointment of KPMG LLP to the stockholders as a matter of good corporate practice. If the stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider whether or not to retain KPMG LLP. Even if the stockholders ratify the selection of KPMG LLP, the Audit Committee may appoint a different independent registered public accounting firm or replace KPMG LLP with a different independent registered public accounting firm at any time if the Audit Committee determines that it is in the best interests of the Company and the stockholders to do so. Representatives of KPMG LLP are expected to attend the annual meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

  Audit Fees

        KPMG LLP was engaged as our independent registered public accounting firm to audit our financial statements for the years ended December 31, 2011 and 2010 to audit our internal control over financial reporting as of December 31, 2011 and 2010, to review our 2011 and 2010 interim financial statements, and to perform services in connection with our registration statements and SEC comment letter responses. The aggregate audit fees KPMG LLP billed us for professional services in 2011 and

2010 were $1,092,000 and $1,121,000. All audit fees and other fees were pre-approved by the Audit Committee.

  Audit-Related Fees

        KPMG LLP billed us $21,000 in 2011 for the audit of our employee benefit plan for 2010 and $40,000 in 2010 for the audits of our employee benefit plan for 2009 and 2008.

  Tax Fees

        The amount KPMG LLP billed us for professional services rendered for compliance, tax advice or tax planning in 2011 was $96,000 and in 2010 was $23,000.

  All Other Fees

        In 2011, KPMG LLP billed us no amounts for other fees. In 2010, KPMG LLP billed us $181,000 for an IT integrity assessment project, $456,000 for direct reimbursement to KPMG LLP for costs incurred in retaining outside legal counsel to assist KPMG LLP in responding to our ongoing SEC investigation, and $26,000 for time KPMG LLP personnel incurred in responding to our ongoing SEC investigation.

  Auditor Independence

        The Audit Committee has considered the role of KPMG LLP in providing us with the services described above, and has concluded that those services were compatible with the independence of KPMG LLP from management and from the Company.

  Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

  General

        The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the "Policy"), which sets forth the procedures and the conditions pursuant to which all services to be performed by the independent registered public accounting firm are required to be pre-approved. Under the Policy, proposed services either may be pre-approved by agreeing to a framework with descriptions of allowable services with the Audit Committee ("general pre-approval"), or require the specific pre-approval of the Audit Committee ("specific pre-approval"). Unless a type of service has received general pre-approval, it requires specific pre-approval by the Audit Committee if it is to be provided by the independent registered public accounting firm.

        The Policy describes the Audit, Audit-related, Tax and All Other Services that are subject to the general pre-approval of the Audit Committee. The Audit Committee annually reviews and pre-approves the services that may be provided by the independent registered public accounting firm that are subject to general pre-approval. Under the Policy, the Audit Committee may delegate either type of pre-approval authority to its chairperson or any other member or members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next meeting. The Policy does not delegate the Audit Committee's responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

  Audit Services

        The annual audit services engagement scope and terms are subject to the general pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly SAS 100 reviews) and other procedures required to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. Audit services also include the attestation engagement for the independent registered public accounting firm's audit of the effectiveness of internal control over financial reporting. The Policy provides that the Audit Committee will monitor the audit services engagement throughout the year and will also approve, if necessary, any changes in terms and conditions resulting from changes in audit scope or other items. The Policy provides for Audit Committee pre-approval of specific audit services outside the engagement scope.

  Audit-related Services

        Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent registered public accounting firm. Under the Policy, the Audit Committee grants general pre-approval for audit-related services.

  Tax Services

        Under the Policy, the Audit Committee may grant general pre-approval for specific tax compliance, planning and advice services to be provided by the independent registered public accounting firm, that the Audit Committee has reviewed and believes would not impair the independence of the independent registered public accounting firm, and that are consistent with the SEC's rules on auditor independence. Tax services to be performed by our independent registered public accounting firm must be specifically approved by the Audit Committee.

  All Other Services

        Under the Policy, the Audit Committee may grant pre-approval for specific permissible non-audit services classified as All Other Services that it believes are routine and recurring services, would not impair the independence of the independent registered public accounting firm and are consistent with the SEC's rules on auditor independence. Services permissible under applicable rules but not specifically approved in the Policy require further specific pre-approval by the Audit Committee.

  Procedures

        Under the Policy, each year the Senior Vice President, Finance and Risk Management (our principal financial and accounting officer) and our independent registered public accounting firm jointly submit to the Audit Committee a schedule of audit, audit-related, tax and other non-audit services that are subject to pre-approval. This schedule provides a description of each type of service that is subject to pre-approval and, where possible, provides projected fees (or a range of projected fees) for each service. The Audit Committee reviews and approves the types of services and reviews the projected fees for the next fiscal year. Any changes to the fee amounts listed in the schedule are subject to further specific approval of the Audit Committee. The Policy prohibits the independent registered public accounting firm from commencing any project not described in the schedule approved by the Audit Committee until specific approval has been given.

  Recommendation of the Board of Directors

        The Board of Directors unanimously recommends that the stockholders vote "FOR" ratification of the selection of KPMG LLP as our independent registered public accounting firm.

  Vote Required

        The affirmative vote of a majority of the shares represented at the meeting, in person or by proxy, will be required to approve the proposal.

PROPOSAL 3—VOTE ON AMENDMENT AND RESTATEMENT OF OUR 2005 EQUITY INCENTIVE PLAN

        We are asking our stockholders to approve an amendment and restatement of our 2005 Equity Incentive Plan (the "2005 Plan"), to increase the number of shares available thereunder by 2,500,000 and to make other immaterial modifications set forth in the amended and restated plan.

        Our stockholders are also being asked to re-approve the material terms of the 2005 Plan and the performance goals thereunder for the purpose of helping awards under the amended and restated 2005 Plan qualify as "performance-based" compensation under Internal Revenue Code Section 162(m).

        As of March 1, 2012, 23,420,641 shares of common stock were outstanding.

        As of March 1, 2012, options to purchase 390,920 shares of common stock were outstanding and 998,750 restricted stock units were outstanding and subject to further vesting requirements under the 2005 Plan. We have never made any other types of awards under the 2005 Plan, and no other awards were outstanding under the Plan at March 1, 2012. As of March 1, 2012, 354,501 shares of common stock remained available for future grants under the 2005 Plan.

        The only types of awards we have granted under the 2005 Plan are options and restricted stock units. During 2011 we granted restricted stock units covering 268,000 shares of common stock under the 2005 Plan, including 97,500 restricted stock units granted to current executive officers of the Company. We have not granted any stock options under the 2005 Plan since May 13, 2008.

        The amended and restated 2005 Plan provides for the grant of options to purchase shares of our common stock, stock appreciation rights ("SARs"), restricted stock, restricted stock units, performance shares, performance units, and deferred stock units to employees and consultants of the Company. The amendment and restatement does not make any material change to the types of awards that may be granted under the 2005 Plan. Our Board of Directors approved the amended and restated 2005 Plan on March 12, 2012, subject to stockholder approval at the 2012 annual meeting.

        As of March 12, 2012, the closing price of our common stock was $5.23 per share. The title of the securities that will be subject to grants under the amended and restated 2005 Plan is our Common Stock, $0.0001 par value per share. The number of shares of common stock that will be subject to grants under the amended and restated 2005 Plan, assuming stockholder approval, will be 2,854,501, less any shares subject to any award made after March 1, 2012.

        The classes of persons who would be eligible to participate in the amended and restated Plan and the approximate number of persons in each such class are currently as follows: Non-employee directors (four persons); Named Executive Officers (six persons); executive and other officers excluding the Named Executive Officers (nine persons); employees excluding all executive and other officers (1,275 persons) and consultants (0 persons). The basis of participation by any person will be the grant of an award by the Compensation Committee or the full Board of Directors. Awards are expected to be made primarily if not exclusively to the persons the Compensation Committee believes have the ability to have a significant effect on the success of the Company's business.

        The benefits or amounts that will be received by or allocated to employees, executives, other officers and directors of the Company under the amended and restated 2005 Plan are not determinable. However, if the amended and restated 2005 Plan had been in effect during 2011 (in lieu of the 2005 Plan), the Named Executive Officers and the groups shown below would have received the same grants that they received during 2011 under the 2005 Plan, which were as follows:

Name	Dollar Value(1)	Number of Units(2)
Patrick M. Byrne (CEO and Chairman of the Board)	$238,050	15,000
Jonathan E. Johnson III (President)	$238,050	15,000
Stephen J. Chesnut (Senior Vice President, Finance and Risk Management)	$238,050	15,000
Stormy D. Simon (Senior Vice President, Customer and Partner Care and Director)	$238,050	15,000
Samuel J. Peterson (Senior Vice President, Technology)	$238,050	15,000
Stephen P. Tryon (Senior Vice President, Human Capital Management)	$238,050	15,000
All current executive officers (including the Named Executive Officers)	$1,547,325	97,500
All current directors who are not executive officers	$436,800	32,000
All employees, including all current officers who are not executive officers	$2,053,245	130,500

(1)
Amount shown as Dollar Value for the Named Executive Officers is the grant date fair value of the actual awards made to them during 2011. Amounts shown as Dollar Value for the groups assume the same pricing used in the calculations for the Named Executive Officers.

(2)
Grants shown are actual grants of restricted stock units issued during 2011. The shares vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and 50% on the third anniversary of the grant date. Awards shown exclude awards made in 2012, which are described elsewhere in this proxy statement.

        The following table provides information as of December 31, 2011 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	926,970	$7.68	1,031,341
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	926,970	$7.68	1,031,341

(1)
The weighted average exercise price excluding restricted stock units is $17.58.

        Please see the summary of the Plan below.

Vote Required and Recommendation

        If a quorum is present, the affirmative vote of a majority of the shares present, entitled to vote and cast at the Annual Meeting will be required to approve the amendment and restatement of the 2005 Plan.

        Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. Abstentions will have the effect of a vote "against" the proposal. If our stockholders do not approve the amendment and restatement of the 2005 Plan, we will continue to make grants under the 2005 Plan until we have utilized the shares remaining available for grant thereunder. Our executive officers and non-employee directors have an interest in this proposal, as they may receive awards under the amended and restated 2005 Plan.

        The Board of Directors recommends a vote "FOR" Proposal 3, the approval of the amendment and restatement of the 2005 Plan, and to approve the material terms of the amended and restated 2005 Plan and the performance goals thereunder for purposes of Section 162(m) of the Internal Revenue Code. Proxies solicited by the Board will be so voted unless stockholders instruct otherwise in their proxies.

Summary of the Plan

        The material features of the amended and restated 2005 Plan are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the amended and restated 2005 Plan, which is attached as Appendix A. Capitalized terms used herein and not defined shall have the meanings set forth in the amended and restated 2005 Plan.

        Purpose.    The purposes of the amended and restated 2005 Plan are to attract and retain the best available personnel, to provide additional incentive to our employees, consultants and non-employee directors, and to promote the success of our business.

        Administration.    The amended and restated 2005 Plan may be administered by our Board of Directors or a committee, which our Board of Directors may appoint from among its members (the "Administrator"). To the extent awards are intended to constitute "performance-based compensation" under Section 162(m) of the Internal Revenue Code, the amended and restated 2005 Plan will be administered by a committee of two or more "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code. Subject to the provisions of the amended and restated 2005 Plan, the Administrator has the authority to: (i) interpret the amended and restated 2005 Plan, apply its provisions and reconcile any inconsistency, correct any defect and supply any omission in the plan or an award agreement; (ii) prescribe, amend or rescind rules and regulations relating to the amended and restated 2005 Plan; (iii) select the persons to whom awards are to be granted; (iv) subject to individual fiscal year limits applicable to each type of award, determine the number of shares or equivalent units to be made subject to each award; (v) determine whether and to what extent awards are to be granted; (vi) determine the terms and conditions applicable to awards generally and of each individual award (including the provisions of the award agreement to be entered into between the Company and the participant); (vii) amend any outstanding award subject to applicable legal restrictions; (viii) authorize any person to execute, on our behalf, any instrument required to effect the grant of an award; (ix) approve forms of agreement for use under the amended and restated 2005 Plan; (x) allow participants to satisfy minimum withholding tax obligations by tendering cash or shares owned by the participant or electing to have the Company withhold from the shares or cash to be issued that number of shares or cash having a fair market value equal to the minimum amount required to be withheld; (xi) reduce the exercise price of an award to the then current fair market value if the fair market value of the common stock covered by the award has declined since the date the award was granted, provided our stockholders have approved such action; (xii) institute an award exchange program, provided that no exchange will cause the exercise price of an award to be reduced unless our stockholders have approved such action; (xiii) determine the fair market value of our common stock; and (xiv) subject to certain limitations, take any other actions and make all other determinations deemed necessary or advisable for the administration of the amended and restated 2005 Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of awards and on all persons deriving their rights therefrom.

        Shares Available.    Subject to stockholder approval of the amended and restated 2005 Plan, an aggregate of 2,854,501 shares will be available for grant under the amended and restated 2005 Plan, less any shares subject to any award made after March 1, 2012. The shares of common stock covered by the amended and restated 2005 Plan may be authorized but unissued shares, or reacquired shares. To the extent that an award terminates, expires, or lapses for any reason, or an award is settled in cash without delivery of shares to the participant (but subject to the restrictions described herein relating to SARs), any shares subject to the award may be used again for new grants under the amended and restated 2005 Plan. The full number of SARs granted that are to be settled in shares of common stock will count against the number of shares available for award under the amended and restated 2005 Plan, regardless of how many shares are actually issued upon settlement of the SARs. Any shares surrendered or withheld to satisfy the exercise price of an option or withheld to satisfy minimum tax withholding obligations will count against the number of shares available for award under the amended and restated 2005 Plan. No fractional shares may be issued under the amended and restated 2005 Plan.

        Eligibility.    The amended and restated 2005 Plan provides that awards may be granted to our employees, consultants and non-employee directors, and employees and consultants of our subsidiaries, as determined by the Administrator. Incentive stock options may be granted only to employees (including officers and employee directors).

        Internal Revenue Code Section 162(m) Performance Goals.    We have designed the amended and restated 2005 Plan so that it permits us to issue awards that are intended to qualify as performance-based under Section 162(m) of the Internal Revenue Code. Thus, the Administrator may make performance goals applicable to a participant with respect to an award. At the Administrator's discretion, one or more of the following performance criteria may apply as the basis of a performance goal: cash position, earnings per share, expenses, gross margin, individual objectives, net income, operating cash flow, operating income, operating margin, return on assets, return on equity, return on sales, revenue, total stockholder return, and/or unit sales, all as determined in accordance with accounting principles generally accepted in the United States or on a non-GAAP basis. A performance goal may apply either to us or to one of our business units. The Administrator may use other performance criteria for awards that are not intended to qualify as performance-based under Section 162(m) of the Internal Revenue Code. With regard to a particular performance period, the Administrator will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the Administrator may reduce or eliminate (but not increase) the initial award. Generally, a participant will have to be employed by or providing services to us on the date the performance-based award is paid to be eligible for a performance-based award for any period.

        Terms and Conditions of Options.    Each option granted under the amended and restated 2005 Plan is to be evidenced by a written stock option agreement between the optionee and the Company and is to be subject to the following terms and conditions:

          (a)    Exercise Price.    The Administrator determines the exercise price of options at the time the options are granted. The exercise price of all incentive stock options and non-statutory options granted under the amended and restated 2005 Plan may not be less than the fair market value of the common stock on the date the option is granted. Options may be granted with an exercise price of less than 100% of the fair market value per share on the date of grant if the options are granted pursuant to an assumption or substitution for another option in a manner that satisfies Sections 424(a) or 409A of the Internal Revenue Code in connection with a merger or other corporate transaction. In the case of an incentive stock option granted to an optionee who at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company, the exercise price must be not less than 110% of the fair market value on the date of grant. For purposes of the amended and restated 2005 Plan, fair market value is defined as the closing sale price per share of the common stock on the date of grant as reported on the Nasdaq Global Market. On March 12, 2012, the closing price of the common stock as reported on the

  Nasdaq Global Market was $5.23. Optionees are not required to pay the Company any amount upon the grant of an option.

          (b)    Form of Consideration.    The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, other shares of our common stock owned by the optionee, delivery of an exercise notice together with irrevocable instructions to a broker to deliver to us the exercise price from sale proceeds, or by a combination thereof.

          (c)    Exercise of the Option.    Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the amended and restated 2005 Plan be exercised more than 10 years after the date of grant or, in the case of an optionee who at the time of grant owns stock representing more than 10% of the voting power of all classes of stock of the Company, more than 5 years after the date of the grant.

          (d)    Termination of Service.    The amended and restated 2005 Plan provides that if the optionee's employment or service relationship with the Company is terminated for any reason, other than death or disability, the period of time during which an option may be exercised following such termination may be determined by the Administrator and set forth in the option agreement and the option may be exercised only to the extent the options were exercisable on the date of termination and in no event later than the expiration of the term of the option. In the absence of a specified time in the option agreement, the option will generally remain exercisable for three months after the optionee's termination.

          (e)    Permanent Disability.    If an optionee's employment or service is terminated due to a disability, options granted to such optionee may be exercised within such period of time as is determined by the Administrator and set forth in the option agreement, but only to the extent that the options were exercisable on the date of termination and in no event later than the expiration of the term of such option as set forth in the option agreement. In the absence of a specified time in the option agreement, the option will generally remain exercisable for one year following the optionee's termination due to disability.

          (f)    Death.    If an optionee should die while an employee or other service provider of the Company, options granted to such optionee may be exercised within such period of time as is determined by the Administrator and set forth in the option agreement but only to the extent that the options were exercisable on the date of death and in no event later than the expiration of the term of such option as set forth in the option agreement. In the absence of a specified time in the option agreement, the option will generally remain exercisable for one year following the optionee's death.

          (g)    ISO Limitation.    The Plan provides that to the extent the aggregate fair market value of shares subject to all incentive stock options held by an employee that become exercisable for the first time in any one calendar year exceeds $100,000, the options relating to the excess shares will be treated as nonstatutory options.

          (h)    162(m) Share Limit.    No participant may be granted stock options to purchase more than 200,000 shares of common stock or stock appreciation rights covering more than 500,000 shares of common stock in any fiscal year, except that up to 300,000 shares may be covered by options or 750,000 stock appreciation rights may be granted to a participant in the participant's first fiscal year of service.

          (i)    Other Provisions.    The stock option agreement may contain other terms, provisions and conditions as determined by the Administrator.

        Terms and Conditions of Stock Appreciation Rights.    The Administrator, subject to the provisions of the amended and restated 2005 Plan (including the 162(m) share limit referred to above), shall have complete discretion to determine the terms and conditions of SARs granted under the amended and restated 2005 Plan. Each SAR grant shall be evidenced by an agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine, and will be subject to the following terms and conditions:

          (a)    Grant of SARs.    SARs may be granted either alone or in conjunction with all or part of an option granted under the amended and restated 2005 Plan. SARs granted in conjunction with an option may be exercised only at such times and to the extent the related option is exercisable, and upon the exercise of the SAR or option, the number of shares for which the SAR and option is exercisable will be reduced by the number of shares for which the SAR or option has been exercised.

          (b)    Payment of Stock Appreciation Right Amount.    Upon exercise of an SAR, the holder of the SAR shall be entitled to receive payment in an amount equal to the product of (i) the difference between the fair market value of a share on the date of exercise and the exercise price and (ii) the number of shares for which the SAR is exercised. The exercise price of an SAR may not be less than the fair market value of the common stock on the date the SAR is granted.

          (c)    Payment upon Exercise of Stock Appreciation Right.    At the discretion of the Administrator, payment to the holder of an SAR may be in cash, shares of our common stock or a combination thereof. To the extent that an SAR is settled in cash, the shares available for issuance under the amended and restated 2005 Plan shall not be diminished as a result of the settlement.

          (d)    Expiration of Stock Appreciation Rights.    SARs granted under the amended and restated 2005 Plan expire as determined by the Administrator, but in no event later than ten (10) years from date of grant. No SAR may be exercised by any person after its expiration.

          (e)    Termination of Service.    The amended and restated 2005 Plan provides that if the holder's employment or service relationship with the Company is terminated for any reason, other than death or disability, the period of time during which an SAR may be exercised following such termination may be determined by the Administrator and set forth in the SAR agreement and the SAR may be exercised only to the extent the SAR was exercisable on the date of termination and in no event later than the expiration of the term of the SAR. In the absence of a specified time in the SAR agreement, the SAR will generally remain exercisable for three months after the holder's termination.

          (f)    Permanent Disability.    If an SAR holder's employment or service is terminated due to a disability, SARs granted to such holder may be exercised within such period of time as is determined by the Administrator and set forth in the SAR agreement, but only to the extent that the SARs were exercisable on the date of termination and in no event later than the expiration of the term of such SAR as set forth in the SAR agreement. In the absence of a specified time in the SAR agreement, the SAR will generally remain exercisable for one year following the holder's termination due to disability.

          (g)    Death.    If an SAR holder should die while an employee or other service provider of the Company, SARs granted to such holder may be exercised within such period of time as is determined by the Administrator and set forth in the SAR agreement but only to the extent that the SARs were exercisable on the date of death and in no event later than the expiration of the term of such SAR as set forth in the SAR agreement. In the absence of a specified time in the SAR agreement, the SAR will generally remain exercisable for one year following the holder's death.

        Restricted Stock and Restricted Stock Units.    Subject to the terms and conditions of the amended and restated 2005 Plan, restricted stock and restricted stock units may be granted to our employees, directors and consultants at any time and from time to time at the discretion of the Administrator. Restricted stock is an award of our common stock, and a restricted stock unit is an award of hypothetical shares of our common stock having a value equal to the fair market value of an identical number of shares of common stock. The Company will not receive any consideration for the grant of restricted stock awards or restricted stock unit awards. Restricted stock and restricted stock units may, but need not, provide that the award will be subject to forfeiture and may not be sold, assigned, transferred or otherwise disposed of for a period of time determined by the Administrator. The Administrator shall have complete discretion to determine (i) the number of shares subject to a restricted stock or restricted stock unit award granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which may be based principally or solely on continued provision of services but may include a performance-based component. However, no participant shall be granted a restricted stock or restricted stock unit award covering more than 100,000 shares in any fiscal year, except that up to 250,000 shares may be granted in the participant's first fiscal year of service.

        Voting and Dividend Rights.    Unless otherwise stated in the restricted stock agreement, a holder of restricted stock will have the rights and privileges of a stockholder, including the right to vote. Dividends on restricted stock may be currently paid to the holder or held by us until the restrictions on the shares are released. A holder of restricted stock units will not be a stockholder until the shares are issued, and until such time, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the underlying shares.

        Restricted Stock Award Agreement.    Each restricted stock and restricted stock unit grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator shall determine; provided, however, that if the restricted stock or restricted stock unit grant has a purchase price, the purchase price must be paid no more than ten (10) years following the date of grant.

        Performance Shares.    Subject to the terms and conditions of the amended and restated 2005 Plan, performance shares may be granted to our employees, directors and consultants at any time and from time to time as shall be determined at the discretion of the Administrator. The Administrator shall have complete discretion to determine (i) the number of shares of our common stock subject to a performance share award granted to any service provider and (ii) the conditions that must be satisfied for grant or for vesting, which may be based principally or solely on achievement of performance milestones but may include a service-based component. However, no participant shall be granted performance shares covering more than 100,000 shares in any fiscal year, except that the limit shall be $250,000 shares in the participant's first fiscal year of service.

        Performance Share Award Agreement.    Each performance share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

        Performance Units.    Performance units are similar to performance shares, except that they shall be settled in cash equivalent to the fair market value of the underlying shares of our common stock, determined as of the vesting date. The shares available for issuance under the amended and restated 2005 Plan shall not be diminished as a result of the settlement of a performance unit.

        Performance Unit Award Agreement.    Each performance unit grant shall be evidenced by an agreement that shall specify such terms and conditions as shall be determined at the discretion of the Administrator. However, no participant shall be granted a performance unit award having an initial value greater than $1,000,000 in any fiscal year, except that the limit shall be $2,500,000 in the participant's first fiscal year of service.

        Deferred Stock Units.    Deferred stock units shall consist of a restricted stock, restricted stock unit, performance share or performance unit award that the Administrator, in its sole discretion, permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred stock units are subject to the individual annual limits that apply to each type of award.

        Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an award granted under the amended and restated 2005 Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an award granted under the amended and restated 2005 Plan transferable, such award shall contain such additional terms and conditions as the Administrator deems appropriate.

        Acceleration upon Death.    Unless an award agreement provides otherwise, in the event that a participant dies while a service provider, the award may be exercised within the time period set forth in the relevant agreement, but in no event later than the expiration date of the relevant award.

        Adjustment Upon Changes in Capitalization.    In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of our common stock or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by us, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the amended and restated 2005 Plan, the individual fiscal year limits applicable to restricted stock, restricted stock units, performance share awards, performance units, SARs and options, the number and class of shares of stock subject to any award outstanding under the amended and restated 2005 Plan, and the exercise price of any such outstanding option or SAR or other award. Any such adjustment shall be made by the Administrator or the Compensation Committee of our Board of Directors, whose determination shall be conclusive.

        Change of Control.    In the event of a change of control, the successor entity (or its parent or subsidiary) may assume or substitute each outstanding award. If the successor entity does not assume the awards or substitute equivalent awards, or if the successor entity is not publicly traded, such awards shall become 100% vested. In such event, the Administrator may take one or more actions with respect to outstanding options and SARs, including but not limited to giving participants a limited period of time to exercise options and SARs, cashing out options and SARs based on the difference between the change of control value of our common stock and the exercise price, or making adjustments to options and SARs as the Administrator deems appropriate to reflect the change of control. Generally, a "change of control" means a person or group (subject to certain exceptions) becomes the beneficial owner of our securities representing 50% or more of the total voting power represented by our outstanding securities; we sell or dispose of substantially all of our assets; a change in a majority of our Board of Directors occurs without the approval of our then incumbent directors within a one-year period; or a merger or consolidation occurs other than a merger or consolidation resulting in our outstanding voting securities immediately before the merger or consolidation continuing to represent at least 50% of the total voting power of the surviving entity represented by our outstanding securities immediately after the merger or consolidation.

        Amendment, Suspensions and Termination of the amended and restated 2005 Plan.    Our Board of Directors may amend, suspend or terminate the amended and restated 2005 Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Section 422 of the Internal Revenue Code, or any other applicable rule or statute or by the rules of any stock exchange or automated quotation system on which the Company's shares may then be listed or quoted. If the amended and restated 2005 Plan is approved, no incentive stock options may be granted under the amended and restated 2005 Plan after March 12, 2022.

Federal Income Tax Information

        Incentive Stock Options.    An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise is an adjustment for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on how long the optionee held the shares after the date of exercise.

        Non-statutory Stock Options.    All other options that do not qualify as incentive stock options are referred to as non-statutory options. An optionee will not recognize any taxable income at the time a non-statutory option is granted. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the exercise price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on how long the optionee held the shares after the date of exercise.

        Stock Appreciation Rights.    No taxable income is reportable when an SAR is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received and/or the amount of cash received. Any additional gain or loss recognized upon any later disposition of the shares of our common stock would be a capital gain or loss.

        Restricted Stock.    A participant will not have taxable income upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Internal Revenue Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant. If the participant made an election under Section 83(b) of the Internal Revenue Code, the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the grant date over the amount the participant paid for such shares, if any.

        Restricted Stock Units, Performance Units and Performance Shares.    A participant will not have taxable income upon grant of an award of restricted stock units, performance units or performance shares. Instead, he or she will recognize ordinary income at the time of receipt of the shares or cash equal to the fair market value (on the date of receipt) of the shares or cash received minus any amount paid for the shares of our common stock.

        Tax Effect for the Company.    We generally will be entitled to a tax deduction in connection with an award under the amended and restated 2005 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income. Special rules limit the deductibility of compensation paid to our "covered employees," which are our chief executive officer or our three highest paid officers (other than the chief executive officer or the chief financial officer). Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these covered employees will be deductible only to the extent that it does not exceed $1,000,000. It is possible that compensation attributable to awards under the amended and restated 2005 Plan, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with U.S. Treasury Regulations issued under Section 162(m) of the Internal Revenue Code, compensation attributable to stock awards will generally qualify as performance-based compensation if (1) the award is granted by a compensation committee composed solely of two or more "outside directors," (2) the plan contains a per-employee limitation on the number of awards which may be granted during a specified period, (3) the plan is approved by the stockholders, and (4) under the terms of the award, the amount of compensation an employee could receive is based solely on an increase in the value of the stock after the date of the grant (which requires that the exercise price of an option or SAR is not less than the fair market value of the stock on the date of grant), and for awards other than options and SARs, established performance criteria that must be met before the award actually will vest or be paid. The amended and restated 2005 Plan is designed to meet the requirements of Section 162(m) of the Internal Revenue Code; however, awards granted under the amended and restated 2005 Plan will only be treated as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code if the awards and the procedures associated with them comply with all other requirements of Section 162(m) of the Internal Revenue Code. We cannot assure you that compensation attributable to awards granted under the amended and restated 2005 Plan will be treated as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code and thus be deductible to us.

        Requirements Regarding "Deferred Compensation."    Certain of the benefits under the amended and restated 2005 Plan may constitute "deferred compensation" within the meaning of Section 409A of the Internal Revenue Code, a provision governing "nonqualified deferred compensation plans." Failure to comply with the requirements of the provisions of Section 409A regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for federal tax purposes earlier than expected, and to be subject to substantial penalties.

        Clawbacks.    Awards which are subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

        The foregoing is only a summary of the effect of federal income taxation upon us and upon the participant, does not purport to be complete, and does not discuss the tax consequences of the participant's death or the income tax laws of any municipality, state or foreign country in which a participant may reside. It also does not discuss the potential application of Section 280G of the Internal Revenue Code, which can apply to an "excess parachute payment." Further, different rules may apply if the participant is also an officer, director, or 10% stockholder of the Company.

New Plan Benefits

        The grant of awards under the amended and restated 2005 Plan, including grants to our named executive officers and directors, is discretionary. As of the date of this proxy statement, there has been no determination with respect to future awards under the amended and restated 2005 Plan. Accordingly, the amount of any future discretionary awards is not determinable. Information about the grant of awards under our 2005 Plan during the fiscal year ended December 31, 2011 to: (a) non-employee directors; (b) our Named Executive Officers; (c) all current executive officers as a group; and (d) all other officers and employees as a group is provided above.

PROPOSAL 4—OTHER BUSINESS

        The Board knows of no other business for consideration at the meeting. If other matters are properly presented at the meeting, or at any adjournment or postponement of the meeting, Messrs. Byrne and Johnson will vote, or otherwise act, on your behalf in accordance with the Board's (or, in the absence of instructions from the Board, their) judgment on such matters.

THE BOARD

  General

        The Board of Directors is currently composed of six members. Dr. Byrne and Mr. Corbus, each of whom is a current director, are each nominees for re-election this year. The remaining four directors are expected to continue to serve their terms as described below. Our directors serve staggered terms. This is accomplished as follows:

  •
  each director serves a three-year term,

  •
  the directors are divided into three classes,

  •
  the classes are as nearly equal in number as possible, and

  •
  the term of each class begins on a staggered schedule.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a substitute nominee, if any, designated by the Nominating and Corporate Governance Committee of the Board of Directors to fill the vacancy. The proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of the nominees. The terms of office of the persons elected as Class I directors will continue until the 2015 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified or until their earlier incapacity, resignation or removal. It is not expected that any nominee will be unable or will decline to serve as a director.

  Board Independence

        The Board currently consists of six members. The Board of Directors has determined that, except for Patrick M. Byrne, who serves as our Chief Executive Officer, and Stormy D. Simon, who serves as our Senior Vice President, Customer and Partner Care, each of our current directors is independent within the meaning of the Nasdaq director independence standards. In reaching this determination, the Board considered that neither Allison H. Abraham nor Joseph J. Tabacco, Jr. has any relationship with the Company except as a director and stockholder. With respect to Barclay F. Corbus, the Board considered the fact that Mr. Corbus formerly served as Co-CEO of WR Hambrecht + Co., and considered the services that WR Hambrecht + Co. has performed for the Company in the past and determined that Mr. Corbus met the independence requirements. With respect to Mr. Mitchell, the Board considered the fact that Mr. Mitchell is a managing director of Hamblin Watsa Investment

Counsel and a member of the investment committee, which manages the investment portfolios of Fairfax Financial Holdings Limited, which is directly or indirectly the beneficial owner of approximately 14.5% of the Company's outstanding common stock, and previously was the holder of approximately $21.7 million of our 3.75% Senior Convertible Notes, and determined that Mr. Mitchell met the independence standards.

  Committees of the Board

        The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has adopted a written charter. Current copies of the committee charters are available on the Company's website at http://investors.overstock.com. All members of the committees are appointed by the Board of Directors, and each member is independent within the meaning of the Nasdaq director independence standards and SEC rules. The committees are described in more detail below.

        Audit Committee.    The Board has a separately designated standing audit committee consisting of Allison H. Abraham, who serves as Chair, Barclay F. Corbus, Samuel A. Mitchell and Joseph J. Tabacco, Jr., each of whom is independent within the meaning of the Nasdaq director independence standards. The Board of Directors has determined that each of Ms. Abraham, Mr. Corbus and Mr. Tabacco is an "audit committee financial expert" as defined by the SEC. The experience of each such director that led the Board to the determination that such director is an "audit committee financial expert" is described below under "Information Regarding Director Nominees and Other Directors." The Audit Committee is responsible for reviewing and monitoring our financial statements and our internal control over financial reporting, and selecting, reviewing and monitoring our independent registered public accounting firm, evaluating the scope of the annual audit, reviewing audit results, and consulting with management and our independent registered public accounting firm prior to presentation of financial statements to stockholders. The Report of the Audit Committee is included beginning on page 44 of this proxy statement.

        Compensation Committee.    The Board also has a Compensation Committee consisting of Barclay F. Corbus, who serves as Chair, Allison H. Abraham, Samuel A. Mitchell and Joseph J. Tabacco, Jr., each of whom is a non-employee and independent under the Nasdaq independence standards. The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for our officers and other employees and administering various incentive compensation and benefit plans. The Compensation Committee Report is included on page 36 of this proxy statement.

        Nominating and Corporate Governance Committee.    The Board also has a Nominating and Corporate Governance Committee consisting of Joseph J. Tabacco, Jr., who serves as Chair, Barclay F. Corbus, Allison H. Abraham, and Samuel A. Mitchell, each of whom is a non-employee and independent under the Nasdaq independence standards. The Committee has authority to recommend nominees to the full Board, and also has authority over matters of corporate governance. Each member of the Board of Directors has historically participated in the consideration of director nominees.

  Board and Committee Meetings

        The Board held seven meetings during 2011. The Audit Committee held six meetings during 2011; the Compensation Committee held two meetings during 2011; and the Nominating and Corporate Governance Committee held one meeting during 2011. Each director attended at least 75% of the meetings of the Board and of each committee on which he or she served during 2011.

   Board Leadership Structure

        Patrick M. Byrne serves as both our principal executive officer and as Chairman of the Board of Directors. We do not have a lead independent director. At present the Board consists of six directors; four of whom are independent. We believe that our leadership structure is appropriate for the following reasons. First, the small size of the Board and the composition of the Board permit and encourage each member to take an active role in all discussions, and each member does actively participate in all substantive discussions. Second, as Chief Executive Officer, Dr. Byrne is the director most familiar with our business and industry, and we believe that he is the director most capable of guiding our business, at both the strategic and operational levels. We believe that our current structure is serving the Company well at this time. However, we previously separated the roles of Chairman and Chief Executive Officer from October 2005 to July 2006, when John J. Byrne served as Chairman, and Patrick M. Byrne served as Chief Executive Officer, and we may do so again in the future. We separated the roles at the time because we believed that having John J. Byrne serve as our Chairman would be valuable to the Company. We do not have any procedures for deciding when to separate these positions.

  Board Role in Risk Oversight

        The Board has delegated responsibility for oversight of risk management to the Audit Committee, although the full Board remains involved in risk management. The Audit Committee and the Board receive periodic reports from management regarding various aspects of the Company's risk management program. The manner in which the Board and Audit Committee administer the oversight of risk management has not had any effect on the Board's leadership structure.

  Director Qualifications

        The Nominating and Corporate Governance Committee has not formalized specific minimum qualifications the Committee believes must be met by a candidate to be recommended by the Committee. The Committee believes that candidates for election to the Board should have the highest professional and personal ethics and values. Candidates should have broad relevant experience, and should be committed to enhancing long-term stockholder value. They should be able and willing to provide insight and practical advice based on experience, and they must actively represent the interests of the stockholders. The Committee believes that a variety of types and a balance of knowledge, experience and capabilities among the members of the Board are in the best interests of the stockholders, but does not have a policy regarding the consideration of diversity in identifying director nominees. In considering candidates, the Committee considers diversity of viewpoint, professional experience and other individual qualities and attributes to the extent that they relate to the contribution a candidate is expected to make to the Board and the Company. The specific experience, qualifications, attributes or skills that led the Committee to the conclusion that each director should be a director in light of our business and structure are described under "Information Regarding Director Nominees and Other Directors," below.

  Identification and Evaluation of Nominees for Director

        The Nominating and Corporate Governance Committee believes that the current Board composition is serving the stockholders of the Company well. In the future, the Committee may consider additional candidates identified through current members of the Board, professional search firms, stockholders or other persons. Candidates may be evaluated at regular or special meetings of the Board, and may be considered at any point during the year.

        The Committee has a policy that it will consider any properly submitted director candidates recommended by our stockholders. Any stockholder who desires to submit a recommendation should submit a written recommendation to the Committee, including information about the qualifications of the person to be a nominee for election to the Board, and a consent of the person to serve if elected, addressed to Nominating and Corporate Governance Committee, Board of Directors, Overstock.com, Inc., 6350 South 3000 East, Salt Lake City, Utah 84121. There is no difference in the manner in which the Committee would evaluate a nominee based on whether the nominee is recommended by a stockholder. The extent to which the Committee considers diversity in evaluating nominees is described in "Director Qualifications," above. There has been no material change to the procedures by which stockholders may recommend nominees to the Committee that was implemented after our most recent disclosure pursuant to Item 407(c)(2) of Regulation S-K.

        The Committee has not approved any nominee for inclusion on our proxy card for the 2012 Annual Meeting other than Dr. Patrick M. Byrne and Mr. Barclay F. Corbus, each of whom is a current member of Class I. We have not paid a fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees. The Committee did not receive, by a date not later than the 120th calendar day before the date of the Company's proxy statement released to security holders in connection with the previous year's annual meeting, a recommended nominee from a security holder that beneficially owned more than 5% of the Company's voting common stock for at least one year as of the date the recommendation was made, or from a group of security holders that beneficially owned, in the aggregate, more than 5% of the Company's voting common stock, with each of the securities used to calculate that ownership held for at least one year as of the date the recommendation was made.

  Communications with the Board

        The Board has adopted resolutions to provide a formal process by which stockholders may communicate with the Board, whether for the purpose of recommending nominees for election to the Company's Board of Directors or for other purposes. The process adopted by the Board permits stockholders to communicate with the Board either in writing, addressed to the Board at the Company's headquarters at 6350 South 3000 East, Salt Lake City, Utah 84121, or by e-mail, sent to boardofdirectors@overstock.com. All communications from stockholders regarding matters appropriate for stockholder communications with the Board and delivered as described will be delivered to one or more Board members. The determination whether a communication involves a matter appropriate for stockholder communications with the Board is made by either the General Counsel or the President.

  Annual Meeting Attendance

        Our policy is that Board members should attend annual stockholder meetings if reasonably possible. All members of the Board other than former member Mr. John J. Byrne attended the last annual stockholders meeting, which was held in May 2011.

  Code of Ethics

        We have adopted a code of ethics that applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We will provide a copy of the code of ethics to any person without charge, upon request. Requests for a copy of the code of ethics may be made in writing addressed to: General Counsel, Overstock.com, Inc., 6350 South 3000 East, Salt Lake City, Utah 84121.

  Policies and Procedures Regarding Related Party Transactions

        The Board has established a written policy and procedures for the review, approval or ratification of related party transactions. Under the Board's policy, any related party transaction that would be required to be disclosed pursuant to Item 404 of Regulation S-K is subject to the prior approval of the Audit Committee unless prior approval is not feasible, in which case the transaction is required to be considered at the Audit Committee's next meeting and, if the Audit Committee determines it to be appropriate, may be ratified at that meeting. In determining whether to approve or ratify a related party transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable to us than terms generally available from an unrelated person under the same or similar circumstances, and the extent of the related person's interest in the transaction. No member of the Audit Committee may participate in any approval or ratification of a related party transaction in which such member is a related person, other than to provide all material information regarding the transaction, including information regarding the extent of the member's interest in the transaction, to the Audit Committee. If a related party transaction will be ongoing, the Audit Committee may establish guidelines or other parameters or conditions relating to our participation in the transaction. The Audit Committee may from time to time pre-approve types or categories of transactions by related persons.

  Information Regarding Director Nominees and Other Directors

        Set forth below is certain information regarding the nominees for election and all other directors of Overstock whose term of office continues after the 2012 Annual Meeting.

Class II Directors (Terms Expiring in 2013)

Name	Age	Position with the Company	Director Since
Joseph J. Tabacco, Jr.	63	None	June 2007

        Mr. Joseph J. Tabacco, Jr. has served as a Director of Overstock since June 2007. He is a member of the Audit Committee and the Compensation Committee and is the Chairman of the Nominating and Corporate Governance Committee. For more than the last five years Mr. Tabacco has served as the managing partner of the San Francisco office of Berman DeValerio (formerly Berman DeValerio Pease Tabacco Burt & Pucillo). A 1974 honors graduate of George Washington University School of Law, Mr. Tabacco litigates antitrust, securities fraud, commercial high tech, and intellectual property matters. Since entering private practice in the early 1980s, Mr. Tabacco has served as trial or lead counsel in numerous antitrust and securities cases and has been involved in all aspects of state and federal litigation. Prior to 1981, Mr. Tabacco served as senior trial attorney for the U.S. Department of Justice, Antitrust Division, and in both the Central District of California and the Southern District of New York. Mr. Tabacco frequently lectures and authors articles on securities and antitrust law issues and is a member of the Advisory Board of the Institute for Consumer Antitrust Studies at Loyola University Chicago School of Law. Mr. Tabacco is also a former teaching fellow of the Attorney General's Advocacy Institute in Washington, D.C., and has served on the faculty of ALI-ABA on programs about U.S.-Canadian business litigation and trial of complex securities cases. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Tabacco should serve as a director in light of our business and structure were his extensive experience as a practicing attorney, litigating in the fields of securities fraud, corporate governance, general business litigation and antitrust litigation, including substantial litigation on behalf of investors, including public pension funds and other institutional investors as well as individual investors, in a wide variety of cases involving publicly traded companies, as well as his familiarity with state and federal competition laws and intellectual property rights.

 Class III Directors (Terms Expiring in 2014)

Name	Age	Position with the Company	Director Since
Allison H. Abraham	49	None	March 2002
Samuel A. Mitchell	68	None	October 2010
Stormy D. Simon	43	Senior Vice President, Customer and Partner Care	May 2011

        Ms. Allison H. Abraham has served as a Director of Overstock since March 2002 and is currently the President and Founder of The Newton School, a private, non-profit elementary school located in Sterling, Virginia. She is a member of the Compensation Committee and Nominating and Corporate Governance Committee and is the Chairwoman of the Audit Committee. Ms. Abraham managed her own consulting business from October 2001 to November 2008, and has served as a director of privately-held Precision Imaging, Inc. since November 2002. Previously, Ms. Abraham served as President and as a director of LifeMinders, Inc., an online direct marketing company, from May 2000 until the acquisition of LifeMinders by Cross Media Marketing Corp. in October 2001. Prior to joining LifeMinders, Ms. Abraham served as Chief Operating Officer of iVillage Inc., an online media company, from May 1998 to May 2000. From February 1997 to April 1998, Ms. Abraham was President, Chief Operating Officer and a Director of Shoppers Express, an online grocery service, and also served as Vice President of Sales and Marketing for several months prior to her promotion. From 1992 to 1996, Ms. Abraham held several marketing and management positions at Ameritech Corporation. She was employed at American Express Travel Related Services in New York City from 1988 to 1992, focusing on the launch of new products and loyalty programs. Ms. Abraham holds a Bachelor of Arts Degree in Economics from Tufts University and a Master's Degree of Business Administration from the Darden School at the University of Virginia. The specific experience, qualifications, attributes or skills that led the Board to conclude that Ms. Abraham should serve as a director in light of our business and structure were Ms. Abraham's substantial marketing experience and experience running online marketing companies, including her marketing experience with American Express Travel Related Services, her marketing and management positions with Ameritech Corporation, her experience as Vice President of Sales and Marketing and subsequently as President, Chief Operating Officer and a director of Shoppers Express, her experience as Chief Operating Officer of iVillage Inc., and her experience as President and as a director of LifeMinders, Inc.

        Mr. Samuel A. Mitchell has been a director since October 2010. He is a member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Mr. Mitchell was also a director of International Coal Group, Inc., and served on the Audit Committee and Compensation Committee of International Coal Group until its acquisition in 2011. Since 2004, Mr. Mitchell has been a Managing Director of Hamblin Watsa Investment Counsel, a wholly-owned subsidiary of Fairfax Financial Holdings, Inc., a Toronto-based property and casualty insurance holding company. Hamblin Watsa is responsible for managing the investments of Fairfax Financial. From 2005 to 2007, Mr. Mitchell was a director of Odyssey Re Holdings Corp., a majority-owned subsidiary of Fairfax Financial that is an underwriter of property and casualty treaty and facultative reinsurance. Prior to joining Hamblin Watsa, Mr. Mitchell was Managing Director and co-founder in 1993 of Marshfield Associates, a Washington, D.C.-based investment counsel firm. Mr. Mitchell also has experience in the healthcare industry, having served as a Director of Research and Federal Relations for the Federation of American Health Systems from 1983 to 1993, and as Director of Research for the Health Industry Manufacturers Association from 1977 to 1981. In 1973, he co-founded Research from Washington, which advised large institutional investors on the outlook and economic impact of legislation and federal government initiatives. Mr. Mitchell started his career in 1968 with the Washington, D.C.-based investment counsel firm, Davidge and Co. He has a B.A. from Harvard

College and an M.B.A. from Harvard Business School. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Mitchell should serve as a director in light of our business and structure were his experience as Managing Director of Hamblin Watsa Investment Counsel, a wholly-owned subsidiary of Fairfax Financial Holdings, Inc., and his four decades of business experience described above. Mr. Mitchell also represents Fairfax, which is one of the Company's largest stockholders.

        Ms. Stormy D. Simon joined Overstock in December 2001. Ms. Simon is currently our Senior Vice President, Customer and Partner Care. In the past ten years she has served in a variety of critical positions, including managing each of the following departments at various times: Business-to-Business, Public Relations, Books, Music, Movies and Games, Co-op Sales, Travel, Customer Care, the Website, both on-line and off-line marketing (including branding), the mobile platform, social media, emerging business (auctions, cars, real estate) and the warehouse. She routinely serves as the 'customer's voice' on the management team. The specific experience, qualifications, attributes or skills that led the Board to conclude that Ms. Simon should serve as a director in light of our business and structure were her substantial experience managing numerous aspects of our business and her lead role in our marketing and branding.

Class I Directors and Nominees for Reelection for Terms Expiring in 2015

Name	Age	Position with the Company	Director Since
Patrick M. Byrne	49	Chief Executive Officer and Chairman of the Board	October 1999
Barclay F. Corbus	45	None	March 2007

        Dr. Patrick M. Byrne has served as our Chief Executive Officer (principal executive officer) and as a Director since October 1999, as Chairman of the Board from February 2001 through October 2005, and since July 2006. From September 1997 to May 1999, Dr. Byrne served as President and Chief Executive Officer of Fechheimer Brothers, Inc., a manufacturer and distributor of uniforms. From 1995 until its sale in September 1999, Dr. Byrne was Chairman, President and Chief Executive Officer of Centricut, LLC, a manufacturer and distributor of industrial torch parts. From 1994 to the present, Dr. Byrne has served as a Manager of the Haverford Group, an investment company and an affiliate of Overstock. Dr. Byrne has a Bachelor of Arts degree in Chinese studies from Dartmouth College, a Master's Degree from Cambridge University as a Marshall Scholar, and a Ph.D. in philosophy from Stanford University. The specific experience, qualifications, attributes or skills that led the Board to conclude that Dr. Byrne should serve as a director in light of our business and structure were the following. Dr. Byrne has led the Company from revenues of approximately $1.8 million in 1999 to over $1.0 billion for the year ended December 31, 2011. He has served as our chief executive officer the entire time, and has also been directly in charge of marketing, merchandising and other senior executive management functions from time to time. In addition to being the Company's founder, largest stockholder and chief executive officer, Dr. Byrne has led and continues to lead the development of the Company's evolving business model.

        Mr. Barclay F. Corbus has served as a Director of Overstock since March 2007. He is a member of the Audit Committee and the Nominating and Corporate Governance Committee, and is the Chairman of the Compensation Committee. Mr. Corbus has served as Senior Vice President of Clean Energy Fuels Corp., a provider of vehicular natural gas, with responsibility for strategic development, since September 2007. He served as Co-CEO of WR Hambrecht + Co., an investment banking firm, from July 2004 to September 2007, and prior to that date served in other executive positions with WR Hambrecht + Co. Prior to joining WR Hambrecht + Co in March 1999, Mr. Corbus was in the investment banking group at Donaldson, Lufkin and Jenrette. Mr. Corbus graduated from Dartmouth College with a Bachelor of Arts Degree in Government and has a Master's Degree of Business Administration in Finance from Columbia Business School. The specific experience, qualifications, attributes or skills that led the Board to conclude that Mr. Corbus should serve as a director in light of our business and structure were the following. As a result of his work for WR Hambrecht+Co. and for Donaldson, Lufkin and Jenrette, Mr. Corbus has substantial experience in finance as well as management and strategic business planning, including experience analyzing and evaluating corporate business plans, capital structures and needs, and debt, equity and hybrid financing alternatives. As a result of his work for Clean Energy Fuels Corp, Mr. Corbus also has substantial direct experience in strategic planning.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The members of the Compensation Committee during 2011 were Barclay F. Corbus (Chair), Allison H. Abraham, Joseph J. Tabacco, Jr. and Samuel A Mitchell. During 2011:

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  None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

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  None of the members of the Compensation Committee had any relationship requiring disclosure by the Company under any paragraph of Item 404 of Regulation S-K; and

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  None of the Company's executive officers served on the compensation committee or other board committee performing equivalent functions or as a member of the board of directors of another entity, one of whose executive officers served on the Company's Board or Compensation Committee or other board committee performing equivalent functions.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

  Introduction

        The Compensation Committee administers our executive compensation program. The Compensation Committee, which is composed entirely of independent directors, is responsible for reviewing and approving our compensation policies, for reviewing and approving all forms of compensation for our executive officers, including our Named Executive Officers, for administering our incentive compensation programs, for approving and overseeing the administration of our employee benefits programs other than medical benefits programs, and for providing insight and guidance to management with respect to employee compensation and retention generally. Following is a discussion of the objectives and implementation of our executive compensation programs.

        The Compensation Committee operates under a charter adopted by the Board of Directors. The Compensation Committee periodically reviews the adequacy of its charter and recommends changes to the Board for approval as it considers appropriate. The Compensation Committee meets at scheduled times during the year and also acts upon occasion by written consent. The Compensation Committee reports on its activities and makes Compensation Committee recommendations at meetings of the Board. The Compensation Committee reviews comparative executive compensation information from other public companies and surveys, approves executive salary adjustments, approves awards under incentive/bonus plans, approves discretionary bonuses to executive officers, and administers the Company's 2005 Equity Incentive Plan. Additionally, from time to time, the Compensation Committee reviews other human resource issues, including qualified and non-qualified benefits, management performance appraisals, and succession planning. Our Chief Executive Officer, our President, our Senior Vice President, Finance and Risk Management, our Senior Vice President, Human Capital Management, and our other executive officers make recommendations and participate with respect to compensation decisions concerning other executive officers. The Compensation Committee has not delegated any of its authority to any other person.

  2011 Say on Pay Vote

        At the 2011 annual stockholders meeting, the stockholders voted, on an advisory basis, to approve our executive compensation. More than 99% of the votes cast (excluding broker non-votes) were voted to approve our executive compensation. The Compensation Committee considered the results of the advisory vote in early 2012 in connection with its determination of our executive compensation policies and decisions regarding executives' 2012 salaries, 2011 bonuses, and equity grants under the 2005 Equity Incentive Plan. While the Compensation Committee viewed the favorable vote as validation of our executive compensation, the Compensation Committee's consideration of the advisory vote did not affect the Committee's decisions.

        At the 2011 annual stockholders meeting the stockholders also voted, on an advisory basis, to approve the Board's recommendation that future advisory votes regarding our executive compensation be held once every three years. We have determined to follow the stockholder vote.

  Compensation Objectives

        Our executive compensation programs seek to attract and retain highly competent executive management who will build long-term economic value for the Company. Our general compensation philosophy for our executives is that our executives' cash compensation should generally be at levels that are reasonably comparable to those paid at comparable companies, and that our executives' opportunities for more significant compensation should be tied closely to our performance. We strive to maintain an egalitarian compensation structure among our senior management team, as we believe that paying most of our executive team the same annual compensation package (except for our President, who is paid slightly more, and our Chief Executive Officer, who is paid substantially less) fosters an environment of teamwork that benefits the Company. We also try to foster an environment in which management leads by example. For example, our Chief Executive Officer refused to accept any salary from our inception until the beginning of 2011 and has never accepted a cash bonus. Further, at the recommendation of our senior management team, none of our executives received any bonus payment with respect to 2010. Our annual bonus pool plans are designed to pay for performance, and bonuses paid to the Named Executive Officers with respect to 2011 were paid in accordance with the 2011 Bonus Plan, without any adjustment by the Compensation Committee. See "Executive Compensation Action Taken After Year-End," below.

        The objectives of our executive compensation plans and programs are to:

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  Emphasize the enhancement of the long-term economic value of the Company;

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  Retain the senior executives; and

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  Deliver the total executive compensation package in a cost-effective manner.

        Our executive compensation policy is designed to reward decisions and actions that have a positive effect on our financial performance and long-term stock value, and to balance short-term and long-term goals. In the past we used a performance share plan and the periodic grant of stock options as incentive programs; however, beginning in January 2008, we changed our approach to equity awards to the periodic grant of restricted stock unit awards in an effort to create an equity awards system that will have long-term motivational effects, subject to compliance with the vesting requirements, tied directly to our stock price. We believe that periodic restricted stock unit grants made over a number of years will have the desired effect of providing appropriate incentives tied to the market price of the common stock over a long period of time, without encouraging short-term or inappropriate management decisions.

        We use an annual cash bonus pool as a pay-for-performance program. The cash bonus pool is intended to provide economic incentives to the Named Executive Officers (as well as other employees) on an annual basis. The objective is to provide an annual cash incentive tied to our annual performance. The actual amount, if any, paid to each Named Executive Officer is subject to potential adjustment, upward or downward, depending on the Compensation Committee's subjective evaluation of the contributions made by the executive.

        The accounting and tax treatment of particular forms of compensation generally do not affect the Compensation Committee's compensation decisions.

        In setting the amounts of each component of a Named Executive Officer's compensation and considering his or her overall compensation package, the Compensation Committee periodically reviews the history of each executive's salary, bonuses and equity-based grants in prior years. In setting 2011 salaries, the Compensation Committee did not benchmark the salaries, but reviewed market data to ensure that it was aware of current compensation practices. In early 2011 the Compensation Committee reviewed cash compensation practices at each of EnergySolutions, Headwaters, Inc., Nu Skin Enterprises and USANA Health Sciences, each of which is a publicly-traded company based in Utah with revenues ranging from approximately $400 million to $1.8 billion (the "Utah Companies"). We selected these four companies because we believe that public companies based in Utah are the most likely competition for our executives, and those four had revenues reasonably similar to our revenues. The Compensation Committee also reviewed cash compensation practices at each of IAC/InterActive Corp., Netflix, GSI Commerce, 1-800-Flowers, Coldwater Creek and Amazon.com, each of which is a publicly held company with a significant retail e-commerce business (the "Internet Retail Companies"). We selected those six companies because they are Internet retailers. The Compensation Committee's review of the Utah Companies and of the Internet Retail Companies ultimately did not have any effect on the 2011 salaries of the Named Executive Officers, none of which were changed from 2010 except that we began paying our Chief Executive Officer, Patrick M. Byrne, an annual salary of $100,000. Prior to 2011 Dr. Byrne had never accepted a salary.

  Role of Compensation Consultants

        Neither the Company nor the Compensation Committee retained or used any compensation consultant in connection with reviewing or setting 2011 compensation for our Named Executive Officers or other executives or employees.

  Elements of Compensation

        The elements of total compensation for which our named executive officers identified in the Summary Compensation Table below (the "Named Executive Officers") other than our Chief Executive Officer (the "CEO") were eligible during 2011 were as follows:

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  Base salary;

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  Annual cash bonuses as part of a bonus pool;

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  Awards under our 2005 Equity Incentive Plan;

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  Matching contributions under our 401(k) plan;

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  Benefits under our health and welfare benefits plans; and

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  Benefits under our Nonqualified Deferred Compensation Plan.

        Each of these elements is discussed below.

        Our CEO.    In January 2011, our CEO received a grant of 15,000 restricted stock units under our 2005 Equity Incentive Plan, and agreed to begin receiving a salary of $100,000 annually but declined to accept any other compensation during or relating to 2011. The restricted stock units vest over a three-year period commencing on the date of grant at the rate of 25% at the end of year one, 25% at the end of year two, and 50% at the end of year three. Prior to 2011, our CEO had never accepted a salary. He also has never participated in any of our bonus plans or otherwise received any bonus.

        Base Salary.    The base salaries of the Named Executive Officers are reviewed by the Compensation Committee annually. Salaries for the Named Executive Officers in 2011 were set in January 2011 and were maintained at the same levels paid in 2010, which was $300,000 each, except for our President, Mr. Johnson, whose salary was maintained at $350,000, and except for our CEO, Dr. Byrne, who began to accept an annual salary of $100,000 after a decade of service without accepting any salary. The Compensation Committee determined that, except for our CEO as described above, no changes to any of the salaries of any of the Named Executive Officers were appropriate. The 2011 salaries are discussed below, and salary income for each Named Executive Officer for calendar year 2011 is reported in the Summary Compensation Table.

        2011 Bonus Pool.    In January 2011, the Compensation Committee also approved a management bonus pool plan (the "2011 Bonus Plan"). The 2011 Bonus Plan was a discretionary bonus pool plan, subject to adjustment, upward or downward, by the Compensation Committee after 2011 results became available, although no such adjustments were made. It was a Company-wide plan, with a portion of any bonuses payable thereunder expected to be paid to the management team, including the Named Executive Officers. The total bonus pool under the 2011 Bonus Plan was designed to be an amount equal to 20% of post-bonus "Measurement Amount", with 20% of the pool expected to be allocated to the members of the management team. The management team consisted of approximately 18 officers, including the Named Executive Officers. For purposes of the 2011 Bonus Plan, the term "Measurement Amount" meant net income adjusted for depreciation and amortization, stock-based compensation expenses, capital structure expenses, expenses incurred in connection with our prime broker litigation and related matters, capital expenditures, restructuring charges, and other miscellaneous expenses. The 2011 Bonus Plan was not based on achieving any particular target. Bonuses paid with respect to 2011 were paid in accordance with the terms of the 2011 Plan, without any upward or downward adjustment by the Compensation Committee. Allocations to Named Executive Officers were not based on subjective factors except that the Compensation Committee believes that more senior officers should be paid larger bonuses than more junior employees, based on the contributions made by each of them to the leadership of the Company. The actual bonus payments to the Named Executive Officers were as follows: Mr. Johnson: $18,652; Mr. Chesnut: $15,543; Ms. Simon: $15,543; Mr. Peterson: $15,543; and Mr. Tryon: $15,543. Dr. Byrne declined to participate in the 2011 Bonus Plan.

        2005 Equity Incentive Plan.    We use the grant of awards under our 2005 Equity Incentive Plan to provide long-term incentive compensation opportunities to our key employees, including the Named Executive Officers. The plan was most recently reapproved by the stockholders in 2008 and provides for the grant of awards, including qualified and non-qualified stock options to purchase shares of our common stock. Options granted under the plan have been granted at a per share exercise price which is not less than 100% of the fair market value of the underlying shares on the date that the option is granted. Accordingly, options granted under the plan have no intrinsic value unless the market price of our common stock increases after the date of grant. We have not granted any options since 2008. The plan also provides for the grant of restricted stock awards and other types of awards, although prior to 2008 we had not made any such awards. The plan is designed to provide at-risk (incentive) compensation that aligns management's financial interests with those of our stockholders and encourages management ownership of our common stock. Beginning in 2008, the Compensation Committee has approved annual grants of restricted stock units under the plan. The Compensation Committee determines the number of restricted stock units to be granted to key employees, including Named Executive Officers, based on a recommendation of management including the active participation of the Chief Executive Officer and the President, by determining the aggregate amount it considers appropriate for the entire group and allocating the awards on the basis of management's recommendation and the Compensation Committee's subjective views of the relative ability of key employees or groups of key employees to make positive contributions to the Company. We generally make equity grants to key employees, including Named Executive Officers, annually at a regularly scheduled Compensation Committee meeting typically held in January or February of each year, but otherwise have not adopted any specific policy regarding the amount or timing of any stock-based compensation for employees under the plan. We have never backdated or repriced options. The aggregate grant date fair value of equity-based awards is set forth in the Summary Compensation Table. Information concerning the number of options and restricted stock units held by each Named Executive Officer as of December 31, 2011 is set forth in the Outstanding Equity Awards at Fiscal Year-End Table.

        401(k) Plan.    We maintain a 401(k) plan, in which Named Executive Officers may participate. During 2011 we matched 50% of participants' contributions on up to 6% of their salaries, and in early 2011 we contributed 1% of their 2010 salaries as a profit-sharing contribution. We did not make any profit-sharing contribution relating to 2011 salaries. The amounts of matching contributions and profit sharing contributions allocated to our Named Executive Officers are set forth in the Summary Compensation Table. Participation in the 401(k) plan is available to employees on a non-discriminatory basis.

        Health and Welfare Benefits.    We provide health, life and disability insurance and other employee benefits programs to our employees, including our Named Executive Officers. Our employee benefits plans are provided on a non-discriminatory basis to all employees.

        Nonqualified Deferred Compensation Plan.    We have a nonqualified deferred compensation plan for senior management (the "Deferred Compensation Plan"). The Deferred Compensation Plan, which is described in more detail below, allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. We have never made any discretionary contributions to participants' accounts.

        Why We Pay these Elements of Compensation; How We Determine the Amounts; and Interrelationships of these Elements.    The main elements of compensation potentially available to our Named Executive Officers (other than our Chief Executive Officer) for 2011 were (i) base salary, (ii) bonus payments under the 2011 Bonus Plan, and (iii) restricted stock unit grants. The three elements operate independently of one another, although in setting them, the Compensation Committee considers the value of each component and the total value of the compensation package being provided to each of the Named Executive Officers, as well as the history of each officer's compensation package. The base salaries we paid during 2011 ($300,000 to each Named Executive Officer other than our Chief Executive Officer, who received $100,000, and our President, who received $350,000) were paid in order to retain the services of those executives. The Compensation Committee maintained the salaries of the Named Executive Officers (other than the CEO) at 2010 levels because the Committee determined that, except for our CEO as described above, no changes to any of the salaries of any of the Named Executive Officers were appropriate. The Committee believed that the salaries, together with the rest of the compensation packages, were sufficient to retain the services of the Named Executive Officers and to keep their salaries within a reasonable range of the median cash compensation paid by the companies reviewed by the Compensation Committee, but would not be more than the amount necessary to achieve those objectives. The Committee maintained our President's salary at a higher level ($350,000) than the $300,000 we pay most of our other Named Executive Officers because of his Company-wide responsibilities.

        As described above, in January 2011 the Compensation Committee also approved a management bonus pool plan (the "2011 Bonus Plan"), in which the Named Executive Officers were eligible to participate. The Compensation Committee's intention was to establish the pool and the amounts the Named Executive Officers might be expected to receive if the Company were to achieve its 2011 plan objectives at levels that would produce meaningful bonuses for the Named Executive Officers and other participants. The Company did not achieve its 2011 plan objectives, and the bonuses paid under the 2011 Bonus Plan reflected the year's results.

        We granted restricted stock units to our Named Executive Officers and other key employees in early 2011 to provide long-term incentive compensation tied directly to the price of the Company's common stock. The grants are intended to have a retention effect, as they vest over a three-year period, with 50% of the grant vesting at the end of the third year. They are also intended to provide reasonable incentives tied to the price of the Company's common stock, which we believe to be in the best interests of stockholders generally. We determined the number of restricted stock units to be granted to the Named Executive Officers by choosing amounts we believed would provide meaningful economic incentives to the Named Executive Officers, but without being more than the amount necessary to provide those incentives.

        The 401(k) plan contributions and the health and welfare benefits we provide are intended to help make our overall compensation packages more attractive to all our employees, including our Named Executive Officers.

        Risks of Our Compensation Policies and Practices.    We periodically analyze and evaluate risks arising from our compensation policies and practices, and have concluded that our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

  Nonqualified Deferred Compensation Plan

        We have a nonqualified deferred compensation plan for senior management (the "Deferred Compensation Plan"). The Deferred Compensation Plan allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. Participants are permitted to select from a limited number of investment alternatives available under the Plan. Under the terms of the Deferred Compensation Plan, eligible members of senior management, including the Named Executive Officers, may defer receipt of their compensation, including up to 50% of their salaries and up to 90% of their bonuses. Deferral elections were first made in late December 2009, but did not take effect until January 1, 2010. We may, though we have no obligation to, make discretionary contributions on behalf of a participant in the Deferred Compensation Plan, in such form and amount as we deem appropriate. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer. No above-market or preferential earnings have ever been paid on any compensation deferred under the Deferred Compensation Plan.

  Executive Compensation Action Taken After Year-End

        In January 2012, the Compensation Committee set 2012 salaries for our Named Executive Officers. Patrick Byrne, our Chief Executive Officer, agreed to accept a salary of $100,000 for 2012. During the ten years prior to 2011, Dr. Byrne had refused to accept any salary, and he has never accepted any bonus. The Compensation Committee maintained salaries for the other Named Executive Officers at the same rates paid since 2010, as follows: Mr. Johnson: $350,000; Mr. Chesnut: $300,000; Ms. Simon: $300,000; Mr. Peterson: $300,000; and Mr. Tryon: $300,000. At the same time the Compensation Committee approved 2011 bonus payments to the Named Executive Officers pursuant to the Company's 2011 Bonus Plan as follows: Mr. Johnson: $18,652; Mr. Chesnut: $15,543; Ms. Simon: $15,543; Mr. Peterson: $15,543; and Mr. Tryon: $15,543. Dr. Byrne declined to participate in the 2011 Bonus Plan. In setting 2012 compensation for the Named Executive Officers, the Committee reviewed data the Company obtained from Strategic Compensation Services, Inc. to provide industry comparisons. The information reviewed had no effect on the decisions to hold executive salaries constant in 2012.

        In January 2012 the Compensation Committee also approved the grant of restricted stock units under the Company's 2005 Equity Incentive Plan to employees of the Company, including the Named Executive Officers. The number of restricted stock units granted to Named Executive Officers were as follows: Dr. Byrne: 45,000; Mr. Johnson: 40,000; Mr. Chesnut: 35,000; Ms. Simon: 35,000; Mr. Peterson: 35,000; and Mr. Tryon: 35,000. Restricted stock units vest over a three-year period commencing on the date of grant at the rate of 25% at the end of year one, 25% at the end of year two, and 50% at the end of year three.

        In January 2012 the Compensation Committee also approved a bonus pool plan (the "2012 Bonus Plan"). The bonus pool plan (the "2012 Bonus Plan") is a discretionary bonus pool plan, subject to adjustment, upward or downward, by the Compensation Committee after 2012 results are available. The 2012 Bonus Plan is a Company-wide plan for key contributors to the Company's 2012 results. The total bonus pool under the 2012 Bonus Plan is expected to be an amount equal to 33% of a "Measurement Amount", with 33% of the pool expected to be allocated to the members of the management team. The management team consists of approximately 15 officers, including the Named Executive Officers. For purposes of the 2012 Bonus Plan, the term "Measurement Amount" means net income adjusted for depreciation and amortization, stock-based compensation expenses, capital structure expenses, expenses incurred in connection with our prime broker litigation and related matters, capital expenditures, restructuring charges, and other miscellaneous expenses. Unless the Measurement Amount is at least $19 million in 2012, no bonuses are expected to be payable under the 2012 Bonus Plan. The 2012 Bonus Plan is not based on achieving any particular target, and the amounts, if any, payable to each of the Named Executive Officers are not determinable at present. However, if the actual amount of the "Measurement Amount" were $30 million, the Named Executive Officers would be expected to receive the following amounts: Dr. Byrne: $119,790; Mr. Johnson: $119,790; Mr. Chesnut: $89,843; Ms. Simon: $89,843; Mr. Peterson: $89,843; and Mr. Tryon: $89,843; subject, in each case, to adjustment by the Compensation Committee. These amounts were estimated based on assumptions that the Named Executive Officers would each receive the following percentages of the total executive team bonus pool: Dr. Byrne: 10%; Mr. Johnson 10%; Mr. Chesnut 7.5%; Ms. Simon 7.5%; Mr. Peterson 7.5%; and Mr. Tryon: 7.5%. These percentages are estimates only. Neither these percentages nor the actual amount, if any, of any bonus pool or bonus that may be paid under the bonus pool has been or can be determined at present. The actual amounts that were paid to the Named Executive Officers under the 2011 Bonus Plan were Dr. Byrne: $0; Mr. Johnson: $18,652; Mr. Chesnut: $15,543; Ms. Simon: $15,543; Mr. Peterson: $15,543; and Mr. Tryon: $15,543.

  Timing of Equity Awards

        We did not grant any stock options to any of our Named Executive Officers during 2011. We do not have any program, plan or practice to time option grants, restricted stock unit awards or any other equity awards to our Named Executive Officers or to any other employee in coordination with the release of material non-public information. The Company's Board of Directors and Board committees, including the Compensation Committee, normally schedule their regular meetings at least a year in advance. Meetings of the Compensation Committee are generally held in connection with the regularly scheduled Board meetings. The meetings are scheduled in an effort to meet a number of different timing objectives, including the review of financial results and the review of press releases and filings containing financial results. If the Compensation Committee approves equity awards at future regularly scheduled meetings, those awards may be made shortly before or after the public release of financial results or other material information. However, if that were to occur, it would be as a result of the fact that the Compensation Committee holds its meetings in connection with the Board meetings, not as a result of a program, plan or practice to time option grants or other equity awards. We also do not set the grant date of any equity awards to new executives in coordination with the release of material non-public information, and we have not timed, and do not plan to time, the release of material non-public information for the purpose of affecting the value of executive compensation.

  Severance And Change of Control Arrangements

        None of our executive officers has any contractual right to any severance or change of control payments under any employment or severance agreement. Our executive officers hold options and restricted stock units issued under our 2005 Equity Incentive Plan, and the vesting of awards issued under the plan may be accelerated, under certain circumstances, upon or in connection with a change of control of the Company or upon the termination of the employment of the holder within a period of time after a change of control has occurred. The 2005 Equity Incentive Plan provides that in the event of a merger or change of control (as defined in the plan) outstanding awards shall be assumed by the successor or an equivalent award shall be substituted, or the award shall vest and the participant will have the right to exercise the award. In addition, as described above, our Deferred Compensation Plan allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. Participants are fully vested in all amounts deferred and any earnings or losses on those deferrals at all times. Upon termination of service due to retirement, disability or death, a participant becomes fully vested in any additional amounts, including any discretionary contributions we make, credited to his or her account. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer.

  Hedging Policy

        The Company has a policy prohibiting directors, officers and other employees and members of their immediate families from engaging in short sales of the Company's stock or otherwise engaging in any transaction intended to hedge against or profit from any decrease in the market value of the Company's securities.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company's 2012 proxy statement and incorporated by reference into the Company's Annual Report on Form 10-K for 2011.

Barclay F. Corbus (Chair)
Allison H. Abraham
Samuel A. Mitchell
Joseph J. Tabacco, Jr.

  Compensation Paid to Executive Officers

        The following table sets forth information for the three years ended December 31, 2011 concerning the compensation for services in all capacities to the Company and its subsidiaries of our principal executive officer, our principal financial officer, and our other four most highly compensated executive officers, calculated in accordance with the SEC's rules. We refer to these individuals throughout this proxy statement as the "Named Executive Officers."

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Patrick M. Byrne,	2011	$95,833	$0	$238,050	$0	$333,883
Chief Executive Officer and	2010	$0	$0	$171,300	$0	$171,300
Chairman of the Board of	2009	$0	$0	$197,800	$0	$197,800
Directors
Jonathan E. Johnson III,	2011	$350,000	$18,652	$238,050	$7,350	$614,052
President and Corporate	2010	$350,000	$0	$171,300	$8,889	$530,189
Secretary	2009	$248,958	$225,000	$154,284	$10,028	$638,270
Stephen J. Chesnut,	2011	$300,000	$15,543	$238,050	$7,350	$560,943
Senior Vice President,	2010	$300,000	$0	$171,300	$8,389	$479,689
Finance and Risk Management	2009	$190,256	$210,000	$98,900	$5,250	$504,406
Stormy D. Simon,	2011	$300,000	$15,543	$238,050	$7,350	$560,943
Senior Vice President,	2010	$300,000	$0	$171,300	$8,389	$479,689
Customer and Partner Care	2009	$200,000	$181,000	$158,240	$8,717	$547,957
Samuel J. Peterson,	2011	$300,000	$15,543	$238,050	$7,350	$560,943
Senior Vice President,	2010	$300,000	$0	$171,300	$8,389	$479,689
Information Technology	2009	$201,033	$183,000	$154,284	$10,309	$548,626
Stephen Tryon,	2011	$300,000	$15,543	$238,050	$7,350	$560,943
Senior Vice President,	2010	$300,000	$0	$171,300	$7,156	$478,456
Human Capital Management	2009	$200,000	$180,000	$158,240	$6,457	$544,697

(1)
Bonuses shown for 2009 were paid in February 2010 and relate to 2009. No bonuses were paid relating to 2010. Bonuses shown for 2011 were paid in February 2012 and relate to 2011. Bonuses were paid under our annual bonus pool plans. Our Compensation Committee had the discretion to make adjustments, upward or downward, to the amounts of any bonuses paid under these plans, although no such adjustments were made with respect to 2011 bonuses.

(2)
The Stock Awards represent the grant date fair value, without reduction for estimated forfeitures, of stock awards granted to Named Executive Officers, determined in accordance with FASB ASC Topic 718. For a description of valuation assumptions, see Note 17 to our Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2011.

(3)
Amounts shown are Company provided 401(k) matching contributions (net of any forfeitures pursuant to the annual "average deferral percentage" and "annual contribution percentage" tests ("forfeitures")) and Company provided profit sharing contributions. We have adjusted the amounts of Company matching contributions reported for all three years, although these adjustments are not reflected in individual 401(k) accounts. We will implement the transactions to correct the 401(k) accounts as promptly as possible. We have not completed the forfeiture tests for 2011, and consequently the 401(k) matching contributions are not net of forfeitures, if any. We did not pay any profit sharing for 2011.

  Grants of Plan-Based Awards

        The following table sets forth information concerning grants of awards pursuant to plans made to the Named Executive Officers during the year ended December 31, 2011.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	Aggregate Grant Date Fair Value of Stock and Option Awards(2)
Patrick M. Byrne	January 22, 2011	15,000	$238,050
Jonathan E. Johnson III	January 22, 2011	15,000	$238,050
Stephen J. Chesnut	January 22, 2011	15,000	$238,050
Stormy D. Simon	January 22, 2011	15,000	$238,050
Samuel J. Peterson	January 22, 2011	15,000	$238,050
Stephen P. Tryon	January 22, 2011	15,000	$238,050

(1)
Amounts reported relate to restricted stock unit grants under our 2005 Equity Incentive Plan.

(2)
The amounts represent the grant date fair value, without reduction for estimated forfeitures, of stock awards granted to Named Executive Officers, determined in accordance with FASB ASC Topic 718. The fair market value of the shares on the grant date was $15.87 per share. The shares vest 25% on the first anniversary of the grant date, 25% on the second anniversary of the grant date, and 50% on the third anniversary of the grant date.

  Outstanding Equity Awards at Fiscal Year-End

        The following table sets forth information concerning outstanding equity awards held by each Named Executive Officer as of December 31, 2011.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END(1)

	Option Awards(2)				Stock Awards(3)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(4)	Award Grant Date
Patrick M. Byrne	—	—	—	—	10,000	78,400	01/13/09
	—	—	—	—	11,250	88,200	02/02/10
	—	—	—	—	15,000	117,600	01/22/11
Jonathan E. Johnson III	40,000	—	17.08	02/07/17			02/07/07
	—	—	—	—	7,800	61,152	01/13/09
	—	—	—	—	11,250	88,200	02/02/10
	—	—	—	—	15,000	117,600	01/22/11
Stephen J. Chesnut	—	—	—	—	5,000	61,152	01/13/09
	—	—	—	—	11,250	88,200	02/02/10
	—	—	—	—	15,000	117,600	01/22/11
Stormy D. Simon	40,000	—	17.08	02/07/17			02/07/07
	—	—	—	—	8,000	62,720	01/13/09
	—	—	—	—	11,250	88,200	02/02/10
	—	—	—	—	15,000	117,600	01/22/11
Samuel J. Peterson	35,000	—	17.08	02/07/17			02/07/07
	—	—	—	—	7,800	61,152	01/13/09
	—	—	—	—	11,250	88,200	02/02/10
	—	—	—	—	15,000	117,600	01/22/11
Stephen P. Tryon	35,000	—	17.08	02/07/17			02/07/07
	—	—	—	—	7,000	54,880	01/13/09
	—	—	—	—	11,250	88,200	02/02/10
	—	—	—	—	15,000	117,600	01/22/11

(1)
Awards shown in this table consist of option and restricted stock unit grants under the Company's 2005 Equity Incentive Plan.

(2)
Grant dates are shown under "Award Grant Date." Options vest over the first four years of the option term at a rate of 28% at the end of the first year and 2% per month thereafter.

(3)
Grant dates are shown under "Award Grant Date." Restricted stock units vest over a three-year period commencing on the date of grant at the rate of 25% at the end of year one, 25% at the end of year two, and 50% at the end of year three.

(4)
Market values have been computed by multiplying the closing market price of the stock on December 31, 2011, which was $7.84, by the number of shares or units.

  Option Exercises and Stock Vested in 2011

        The following table sets forth information concerning stock awards that vested during the last fiscal year with respect to the Named Executive Officers. No Named Executive Officer exercised any options during 2011.

OPTION EXERCISES AND STOCK VESTED

	Stock Awards
Name	Number of Shares Acquired on Vestings (#)	Value Realized on Vestings(1) ($)
Patrick M. Byrne	16,250	$265,813
Jonathan E. Johnson III	15,150	$247,652
Stephen J. Chesnut	6,250	$97,563
Stormy D. Simon	15,250	$249,303
Samuel J. Peterson	15,150	$247,652
Stephen P. Tryon	14,750	$241,048

(1)
Amount is the number of shares of stock acquired upon vesting multiplied by the market price (closing price) of the Company's common stock on the vesting date (or the preceding trading day if the vesting date was not a trading day).

  Nonqualified Deferred Compensation Plan

        The following table sets forth information concerning our nonqualified deferred compensation plan for senior management. The Deferred Compensation Plan allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. We may, though we have no obligation to, make discretionary contributions on behalf of a participant in the Deferred Compensation Plan, in such form and amount as we deem appropriate. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer. Participants are permitted to select from a limited number of investment alternatives, which are identified below. The investment alternatives were selected by the Company. A participant may change his or her selection of investment funds no more than six (6) times each year. Eligible members of senior management, including the Named Executive Officers, may defer receipt of their compensation, including up to 50% of their salaries and up to 90% of their bonuses. Subject to plan restrictions and subject to prior distribution as a result of retirement, separation from service for other reasons, disability or death, and subject to other restrictions, each participant designates the timing of his or her distributions and whether payment is to be made in a lump sum or in equal annual installments over a period of up to five years. Subject to various restrictions, a participant may periodically change the timing of his or her distributions.

 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in 2011 ($)(1)	Registrant Contributions in 2011 ($)	Aggregate Earnings in 2011 ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2011 ($)(1)
Patrick M. Byrne	—	—	—	—	—
Jonathan E. Johnson III	2,083	—	1,234	—	54,700
Stephen J. Chesnut	25,000	—	(1,179)	—	50,293
Stormy D. Simon	—	—	—	—	—
Samuel J. Peterson	58,750	—	(6,748)	—	83,354
Stephen P. Tryon	—	—		—	—

(1)
All of the 2011 contributions, and none of the 2011 earnings, are reported in the 2011 Summary Compensation Table as compensation. Of the amounts reported in the aggregate balance at December 31, 2011, all of the prior year contributions ($47,917 by Mr. Johnson; $23,958 by Mr. Chesnut; and $28,750 by Mr. Peterson) were reported in the Company's Summary Compensation Table as compensation for previous years. The aggregate earnings included in the aggregate balances as of December 31, 2011 are $4,700 for Mr. Johnson, $1,335 for Mr. Chesnut and $(4,146) for Mr. Peterson. The 2011 aggregate earnings were calculated based on the actual return on the following funds or securities: American Century Equity Income Fund (actual return: 3.57%); Fidelity Balance Fund (actual return: 1.68%); Fidelity Contra Fund (actual return: -0.12%); Fidelity Low Price Stock Fund (actual return: -0.06%); Fidelity Prime Money Market Institutional Fund (actual return: 0.11%); Janus Overseas Fund (actual return: -32.78%); Oppenheimer Developing Markets Fund (actual return: -18.10%); Pimco Total Return Fund (actual return: 4.16%); Vanguard 500 Index Fund (actual return: 1.97%); and Overstock.com, Inc. Common Stock (actual return: -52.43%).

  Compensation of Directors

        During 2011 we paid our non-employee directors $60,000 at the rate of $15,000 per quarter. Beginning in January 2012 our non-employee directors reduced their annual cash fees to $50,000. We also grant options or restricted stock unit awards to our non-employee directors, generally at the first Board meeting after the director first joins the Board, and then periodically thereafter. In 2011 we granted restricted stock units to our non-employee directors as follows:

Name	Grant Date	Number of Restricted Stock Units(1)	Closing Price of Common Stock on Date
Allison H. Abraham	May 4, 2011	8,000	$13.65
John J. Byrne(2)	May 4, 2011	8,000	$13.65
Barclay F. Corbus	May 4, 2011	8,000	$13.65
Samuel A. Mitchell	May 4, 2011	8,000	$13.65
Joseph J. Tabacco, Jr.	May 4, 2011	8,000	$13.65

(1)
The restricted stock units vest over a three-year period commencing on the date of grant at the rate of 25% at the end of year one, 25% at the end of year two, and 50% at the end of year three.

(2)
John J. Byrne resigned from the Board on May 25, 2011, and none of this award did or will vest.

        The Board's determination of the amount of restricted stock units that non-employee directors receive has two components. The first is the amount of time and effort the directors are required to devote to the Company's business. In evaluating this, the Board takes into account the fact that the independent non-employee members of the Board are also members of the Audit Committee, the

Compensation Committee, and the Nominating and Corporate Governance Committee, and takes into account the time and effort the directors devote to their Board and committee responsibilities. The second component is the Board's perception of the approximate value of the grant of the restricted stock units, based on the recent and historical market values of the underlying common stock, and considering the restricted nature of the grants. The Board attempts to establish the annual grant at a level that, together with the quarterly cash compensation paid to the non-employee directors, provides fair compensation to the non-employee directors for their services to the Company. On an annual basis, the Company's Chairman and Chief Executive Officer has historically made recommendations regarding the restricted stock unit grants, and the Board members have discussed the proposals. Neither the Board nor any committee nor the Company has retained any consultant or other advisor to make recommendations or otherwise be involved in decisions regarding the compensation of the non-employee directors.

        We have a Non-Employee Directors Nonqualified Deferred Compensation Plan, which allows directors to defer receipt of compensation otherwise payable to them under our existing compensation plans. The terms of the Non-Employee Directors Nonqualified Deferred Compensation Plan are substantially the same as those of our Nonqualified Deferred Compensation Plan for senior management. To date, none of our directors have elected to participate in the Non-Employee Directors Nonqualified Deferred Compensation Plan.

        The following table sets forth information concerning compensation paid to or accrued by the Company with respect to each non-employee member of the Board of Directors during the year ended December 31, 2011. We also reimburse our directors for out-of-pocket expenses incurred in connection with attending Board and committee meetings.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Total ($)
Allison H. Abraham	$60,000	$109,200	$0	$169,200
John J. Byrne(3)	$40,000	$109,200	$0	$149,200
Barclay F. Corbus	$60,000	$109,200	$0	$169,200
Samuel A. Mitchell	$60,000	$109,200	$0	$169,200
Joseph J. Tabacco, Jr.	$60,000	$109,200	$0	$169,200

(1)
The Stock Awards represent the grant date fair value, without reduction for estimated forfeitures, of restricted stock awards granted to non-employee members of our Board of Directors, determined in accordance with FASB ASC Topic 718. Each non-employee director received a single grant of 8,000 restricted stock units on May 4, 2011. At December 31, 2011, the number of restricted stock units held by each non-employee director was as follows: Ms. Abraham: 19,250; Mr. Corbus: 19,250; Mr. Tabacco: 19,250; and Mr. Mitchell: 15,500.

(2)
No stock option awards were granted to non-employee members of our Board of Directors during 2011. At December 31, 2011, the number of options held by each non-employee director was as follows: Ms. Abraham: 10,000; Mr. Corbus: 15,000; Mr. Tabacco: 15,000; and Mr. Mitchell: 0.

(3)
John J. Byrne resigned from the Board on May 25, 2011. Consequently, no portion of the stock award to him did or will vest.

 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

  Equity Acceleration

        Acceleration Upon Change in Control.    No Named Executive Officer is entitled to any payment or accelerated benefit in connection with a change in control of the Company, or a change in his or her responsibilities following a change in control, except for accelerated vesting of stock options and restricted stock units granted under our 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan has complex definitions of "change in control" and resigning for "good reason." Generally speaking, a change in control occurs if (i) we sell or liquidate all or substantially all of our assets; (ii) with certain exceptions, someone, including a group, acquires beneficial ownership of 50% or more of our stock; (iii) a change in the composition of our Board occurs within a one-year period, resulting in less than a majority of our directors being persons approved by existing directors; or (iv) any merger or consolidation of the Company occurs with any other corporation, other than one resulting in the voting securities of the Company prior to the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power of the Company or such surviving entity or its parent after such merger or consolidation.

        The 2005 Equity Incentive Plan is a "double trigger" plan, meaning that unvested stock options and unvested restricted stock units vest immediately only if (i) there is a change in control and (ii) if stock options and restricted stock units are assumed or substituted with stock options or restricted stock units of the surviving company, the participant is terminated or resigns for good reason within 18 months after the change in control. Generally speaking, a resignation is "for good reason" if it results from: (i) the resigning participant having materially reduced duties, title, authority or responsibilities; (ii) the resigning participant having his or her base salary reduced; (iii) the resigning participant having his or her primary work location moved to a facility or a location outside of a 35-mile radius from our present facility or location, or (iv) any act or set of facts or circumstances which would, under applicable case law or statute, constitute a constructive termination of the participant. If stock options or restricted stock units are not assumed or substituted with stock options or restricted stock units of the surviving company, they vest immediately upon a change in control.

        No Acceleration Upon Retirement, Death, Disability.    Neither options nor restricted stock units accelerate upon retirement, death or disability.

        The following table shows the estimated potential incremental value of additional stock options and restricted stock units that would have vested for our Named Executive Officers as of December 31, 2011 under the acceleration scenarios described above. For stock options, the intrinsic value is $0 as the exercise price of all options that could have been accelerated exceeded the closing price of the underlying shares as of December 31, 2011 ($7.84). The accelerated restricted stock unit award value is calculated by multiplying the number of accelerated units by the closing price of the underlying shares on December 31, 2011 ($7.84).

Name	Change in Control Only	Change in Control with No Replacement Equity	Change in Control plus Qualifying Termination
Patrick M. Byrne	$0	$284,200	$284,200
Jonathan E. Johnson III	$0	$266,952	$266,952
Stephen J. Chesnut	$0	$245,000	$245,000
Stormy D. Simon	$0	$268,520	$268,520
Samuel J. Peterson	$0	$266,952	$266,952
Stephen P. Tryon	$0	$260,680	$260,680

        The following table shows the estimated potential aggregate amounts our Named Executive Officers could have realized from stock options, restricted stock units and Deferred Compensation Plan account distributions if their employment had terminated as of the last business day of fiscal 2011, both including and excluding amounts from accelerated vesting of stock options and restricted stock units as detailed in the table above. The "Total—No Acceleration" column assumes none of the acceleration scenarios covered above has occurred. The "Total—With Acceleration" column assumes acceleration of all unvested stock options and restricted stock units under one or more of the scenarios covered above.

Name	Aggregate Value of Vested Equity Awards ($)	Deferred Compensation Plan Account Balances(1) ($)	Total—No Acceleration ($)	Aggregate Value of Unvested Equity Awards ($)	Total—With Acceleration ($)
Patrick M. Byrne	$	$0	$0	$284,200	$284,200
Jonathan E. Johnson III	$	$54,700	$54,700	$266,952	$321,652
Stephen J. Chesnut	$	$50,293	$50,293	$245,000	$295,293
Stormy D. Simon	$	$0	$0	$268,520	$268,520
Samuel J. Peterson	$	$83,354	$83,354	$266,952	$350,306
Stephen P. Tryon	$	$0	$0	$260,680	$260,680

(1)
To date we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer.

Deferred Compensation Plan

        As described above, in December 2009 we adopted a Deferred Compensation Plan, which allows participants to defer receipt of compensation otherwise payable to them under our existing compensation plans, and also permits us to make discretionary contributions to participants' accounts. Participants are fully vested in all amounts deferred and any earnings or losses on those deferrals at all times. Upon termination of service due to retirement, disability or death, a participant becomes fully vested in any additional amounts, including any discretionary contributions we make, credited to his or her account. To date, we have not made any contributions to the Deferred Compensation Plan on behalf of any Named Executive Officer.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2011 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	926,970	$7.68	1,031,341
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	926,970	$7.68	1,031,341

(1)
The weighted average exercise price excluding restricted stock units is $17.58.

REPORT OF THE AUDIT COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

        The following report concerns the Audit Committee's activities regarding oversight of the Company's financial reporting and auditing process.

        The Audit Committee is composed solely of independent directors, as defined by Nasdaq rules, and operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

        As described more fully in its charter, the purpose of the Audit Committee is to provide general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company's independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements and the effectiveness of the Company's internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board.

        The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm and the experience of the Audit Committee's members in business, financial and accounting matters.

        Among other matters, the Audit Committee monitors and approves the activities and performance of the Company's independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee has authority and responsibility for the appointment, compensation, retention and oversight of the independent registered public accounting firm. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls. In addition, the Audit Committee generally oversees the Company's internal compliance programs.

        The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm (i) the consolidated financial statements as of December 31, 2011 and 2010 and for each of the three years in the three-year period ended December 31, 2011, (ii) management's assessment of the effectiveness of the Company's internal control over financial reporting as of December 31, 2011, and (iii) the independent registered public accounting firm's audit of the effectiveness of the Company's internal control over financial reporting as of December 31, 2011. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

        Based on the review and discussions referred to above with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2011 for filing with the Commission.

Members of the Audit Committee
Allison H. Abraham (Chair)
Barclay F. Corbus
Samuel A. Mitchell
Joseph J. Tabacco, Jr.

SHARE OWNERSHIP OF MANAGEMENT, DIRECTORS, NOMINEES AND 5% STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 1, 2012 by the following individuals or groups:

  •
  each person or entity who is known by us to own beneficially more than 5% of our outstanding stock;

  •
  each of our Named Executive Officers;

  •
  each of our directors and nominees; and

  •
  all directors and executive officers as a group.

        The table is based upon information supplied by officers, directors, nominees and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise indicated below or in the referenced filings on Schedule 13G, and subject to applicable community property laws, to our knowledge the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentages are based on 23,420,641 shares of common stock outstanding as of March 1, 2012, as adjusted as required by rules promulgated by the SEC.

	Shares Beneficially Owned
Beneficial Owner (Name and Address)	Number		Percent
5% Stockholders
High Plains Investments LLC	5,452,127	(1)	23.3%
700 Bitner Road
Park City, UT 84098
Fairfax Financial Holdings Limited	3,388,774	(2)	14.5%
95 Wellington Street West, Suite 800
Toronto, Ontario Canada M5J 2N7
Francis S.M. Chou	3,260,738	(3)	13.9%
110 Sheppard Avenue East, Suite 301, Box 18
Toronto, Ontario Canada M2N 6Y8
John J. Byrne	1,240,357	(4)	5.3%
3 Laramie Road
Etna, NH 03750
Directors, Nominees and Named Executive Officers
Patrick M. Byrne	6,731,764	(5)	28.7%
Allison H. Abraham	21,350	(6)	*
Barclay F. Corbus	24,250	(7)	*
Samuel A. Mitchell	9,100		*
Joseph J. Tabacco, Jr.	22,650	(8)	*
Stormy D. Simon	74,998	(9)	*
Jonathan E. Johnson III	83,396	(10)	*
Stephen J. Chesnut	13,646		*
Samuel J. Peterson	73,586	(11)	*
Stephen P. Tryon	58,925	(12)	*
Directors and Executive Officers as a Group (11 persons)	7,116,318		30.1%

*
Less than 1% of the outstanding shares of common stock.

(1)
Patrick M. Byrne, our Chief Executive Officer and Chairman of our Board of Directors, holds 100% of the voting interest in and controls High Plains Investments LLC. Voting and dispositive power are shared. Reference is hereby made to the Schedule 13D/A filed by Dr. Byrne and other reporting persons on May 25, 2010 for information about the number of shares held by each and the nature of the beneficial ownership of each such person.

(2)
Reference is hereby made to the Schedule 13G/A filed by Fairfax Financial Holdings Limited and other reporting persons on February 14, 2012 for information about the number of shares held by each and the nature of the beneficial ownership of each such person.

(3)
Reference is hereby made to the Form 3 filed May 11, 2011 by Francis S.M. Chou for information about the beneficial ownership of our common stock by Mr. Chou.

(4)
John J. Byrne's shares include 1,087,857 shares held by Dorothy M. Byrne. Mr. Byrne disclaims beneficial ownership of the shares held by Dorothy Byrne to the extent he does not exercise voting or dispositive control over the shares held by Dorothy Byrne.

(5)
Patrick M. Byrne's shares include 5,452,127 shares held by High Plains Investments LLC, as to which voting and investment power are shared.

(6)
Ms. Abraham's shares include 10,000 shares issuable under stock-based awards.

(7)
Mr. Corbus' shares include 15,000 shares issuable under stock- based awards.

(8)
Mr. Tabacco's shares include 15,000 shares issuable under stock-based awards.

(9)
Ms. Simon's shares include 40,000 shares issuable under stock-based awards

(10)
Mr. Johnson's shares include 40,000 shares issuable under stock-based awards.

(11)
Mr. Peterson's shares include 35,000 shares issuable under stock-based awards.

(12)
Mr. Tryon's shares include 35,000 shares issuable under stock-based awards.

OTHER INFORMATION

  Certain Relationships and Related Transactions

        Since January 1, 2011, there has not been, and there is not currently proposed, any transaction or series of similar transactions requiring disclosure under Item 404 of Regulation S-K except as described below.

        From time to time Haverford Valley, L.C., which is an affiliate of ours controlled by our chief executive officer, Patrick M. Byrne, and certain affiliated entities make travel arrangements for our executives and pay the travel related expenses incurred by our executives on Company business. In 2011 the amount we reimbursed Haverford Valley, L.C. for these expenses was $122,000. Although the amount of these reimbursements in 2012 is unknown, the amount could exceed $120,000. The amounts we pay to Haverford Valley, L.C. as reimbursement of air travel expenses are at rates not in excess of commercially available airline rates. The other amounts we reimburse to Haverford Valley, L.C. are reimbursed at its actual cost. Dr. Byrne owns 100% of the equity interest in Haverford Valley, L.C. The amounts paid to Haverford Valley, L.C. are reimbursements of costs incurred on behalf of the Company.

        During 2011 we redeemed all of our outstanding 3.75% Senior Convertible Notes ("Senior Notes"), including those held by Fairfax Financial Holdings Limited ("Fairfax") or an affiliate of Fairfax, and repurchased Senior Notes held by funds ("Chou Funds") managed by Chou Associates Management Inc., an affiliate of Francis S.M. Chou. We redeemed Senior Notes from Fairfax having an aggregate principal amount of $21.7 million at par pursuant to the Indenture on the same terms applicable to all holders. We had previously repurchased Senior Notes having an aggregate principal amount of $10.1 million at 99.9% of par value, plus accrued interest from Chou Funds. As shown above under "Share Ownership of Management, Directors, Nominees and 5% Stockholders," at March 1, 2012, Fairfax and Mr. Chou each had beneficial ownership of more than 5% of our common stock. Mr. Samuel A. Mitchell, a member of our Board, is a Managing Director of Hamblin Watsa Investment Counsel, a wholly-owned subsidiary of Fairfax.

        Please see our discussion under "Policies and Procedures Regarding Related Party Transactions" for a description of our policies and procedures relating to related party transactions.

  Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than ten percent (10%) of our common stock, to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors, and 10%

stockholders are also required to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on a review of reports filed by, and on written representations from, our officers, directors and 10% stockholders, we believe that during 2011 all of our officers, directors and 10% stockholders complied with requirements for reporting ownership and changes in ownership of our common stock under Section 16(a) of the Securities Exchange Act of 1934, except for three reports on Form 4 filed by Francis S.M. Chou which were each one day late due to clerical errors, and one report by Fairfax Financial Holdings Limited relating to the Company's redemption of its Senior Notes.

  Deadline For Receipt of Stockholder Proposals

        If you wish to submit a proposal for possible inclusion in our 2013 proxy material, we must receive your notice, in accordance with rules of the SEC and the Company's Bylaws, on or before November 16, 2012. The proposal(s) should be mailed to our Secretary at our principal executive offices at 6350 South 3000 East, Salt Lake City, Utah 84121. If you intend to submit a proposal at the 2012 Annual Meeting but do not intend to include the proposal in our proxy statement for that meeting, you must provide appropriate notice to us on or after January 3, 2013 but not later than February 2, 2013. Our bylaws contain specific requirements regarding a stockholder's ability to nominate a candidate for director or to submit a proposal for consideration at an upcoming annual meeting. If you would like a copy of the requirements contained in our bylaws, please contact our Secretary at the address shown above.

  Costs of Proxy Solicitation

        The solicitation is made on behalf of the Board of Directors of the Company. We will pay the cost of soliciting these proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

        Without receiving additional compensation, officials and regular employees of the Company may solicit proxies personally, by telephone, fax or email from stockholders if proxies are not promptly received. We have also hired Georgeson Shareholder Communications to assist in the solicitation of proxies at a cost of approximately $8,000 plus out-of-pocket expenses.

        An Annual Report on Form 10-K, excluding exhibits, for the fiscal year ended December 31, 2011 is enclosed with this Proxy Statement. You may obtain an additional copy without charge by sending a written request to Overstock.com, Inc., Attention Investor Relations, 6350 South 3000 East, Salt Lake City, Utah 84121. The Annual Report is also available on our website at http://www.overstock.com/proxy

   Householding

        Under certain circumstances, beneficial owners who share an address may only receive a single copy of the proxy statement from their broker or other nominee. This is known as householding. Beneficial owners who desire either to receive multiple copies of these materials, or to receive only a single copy in the future, should contact their broker or other nominee. We will promptly deliver a separate copy of any of these materials to any stockholder who contacts our investor relations department at 6350 South 3000 East, Salt Lake City, Utah 84121, or by calling Overstock Investor Relations at (801) 947-3100.

        Stockholders of record residing at the same address and currently receiving multiple copies of the proxy materials may contact our registrar and transfer agent, Computershare Trust Company, N.A. ("Computershare"), to request that only a single copy of the proxy materials be mailed in the future.

You may contact Computershare by phone at (877) 373-6374 or by mail at 250 Royall Street, Canton, MA 02021.

By Order of the Board, Jonathan E. Johnson III President and Corporate Secretary

March 16, 2012
Salt Lake City, Utah

APPENDIX A

OVERSTOCK.COM, INC.

2005 EQUITY INCENTIVE PLAN
(amended and restated)

        1.    Purposes of the Plan.    The purposes of this 2005 Equity Incentive Plan are:

          a.     to attract and retain the best available personnel for positions of substantial responsibility,

          b.     to provide additional incentive to Service Providers, and

          c.     to promote the success of the Company's business.

        Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units, as determined by the Administrator at the time of grant.

        2.    Definitions.    As used herein, the following definitions shall apply:

          a.     "Administrator" means the Board or any of its Committees that shall be administering the Plan, in accordance with Section 4 of the Plan.

          b.     "Applicable Laws" means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

          c.     "Award" means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units.

          d.     "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          e.     "Award Exchange Program" means a program whereby outstanding Awards are surrendered or cancelled in exchange for Awards (of the same or different type), which may have a lower exercise or purchase price, or in exchange for cash or a combination of cash and Awards.

          f.      "Awarded Stock" means the Common Stock subject to an Award.

          g.     "Board" means the Board of Directors of the Company.

          h.     "Cash Position" means the Company's level of cash and cash equivalents.

          i.      "Cause" means (i) an act of personal dishonesty taken by a Participant in connection with his or her responsibilities as a Service Provider and intended to result in personal enrichment of the Participant, (ii) a Participant being convicted of a felony, (iii) a willful act by a Participant which constitutes gross misconduct and which is injurious to the Company, or (iv) following delivery to a Participant of a written demand for performance from the Company which describes the basis for the Company's reasonable belief that the Participant has not substantially performed his duties, continued violations by the Participant of his or her obligations to the Company which are demonstrably willful and deliberate on the Participant's part.

          j.      "Change of Control" means the occurrence of any of the following events:

                i.  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Patrick M. Byrne, Dorothy M. Byrne or John J. Byrne or an individual or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Patrick M. Byrne, Dorothy M. Byrne and/or John J. Byrne, becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

               ii.  The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

              iii.  A change in the composition of the Board occurring within a one-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

              iv.  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

          Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Section 409A of the Code and payment of the Award pursuant to the application of the definition of "Change of Control" above would cause such Award not to otherwise comply with Section 409A of the Code, payment of an Award may occur upon a "Change of Control" only to the extent that the event constitutes a "change in the ownership or effective control" of the Company or a "change in the ownership of a substantial portion of the assets" of the Company under Section 409A of the Code and the applicable Internal Revenue Service and Treasury Department regulations thereunder.

          k.     "Change of Control Value" means, with respect to a Change of Control, (i) the per share price offered to stockholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer, exchange offer or sale or other disposition of outstanding voting stock of the Company, or (iii) if such Change of Control occurs other than as described in clause (i) or clause (ii), the Fair Market Value per share of the Shares into which Awards are exercisable, as determined by the Administrator, whichever is applicable. In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Administrator shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

          l.      "Code" means the Internal Revenue Code of 1986, as amended.

          m.    "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

          n.     "Common Stock" means the common stock of the Company.

          o.     "Company" means Overstock.com, Inc.

          p.     "Consultant" means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          q.     "Deferred Stock Unit" means a deferred stock unit Award granted to a Participant pursuant to Section 14.

          r.     "Director" means a member of the Board.

          s.     "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

          t.      "Earnings Per Share" means as to any Fiscal Year, the Company's or a business unit's Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

          u.     "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

          v.     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          w.    "Expenses" means as to any Performance Period, the Company's or business unit's incurred expenses.

          x.     "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                i.  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               ii.  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

              iii.  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          Notwithstanding the foregoing, for purposes of establishing the exercise price of Options and SARs, the determination of Fair Market Value in all cases shall be in accordance with Section 409A of the Code and the regulations thereunder, with the intent that Options and SARs granted under this Plan shall not constitute deferred compensation subject to Section 409A of the Code.

          y.     "Fiscal Year" means a fiscal year of the Company.

          z.     "Gross Margin" means as to any Performance Period, the Company's Revenues less the related cost of Revenues expressed in dollars or as a percentage of Revenues.

          aa.   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          bb.   "Individual Objectives" means, as to any Participant for any Performance Period, the objective and measurable goals set by a process and approved by the Administrator.

          cc.   "Net Income" means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.

          dd.   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

          ee.   "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Option Agreement or Award Agreement.

          ff.    "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          gg.   "Operating Cash Flow" means the Company's or a business unit's sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

          hh.   "Operating Income" means the Company's or a business unit's income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

          ii.     "Operating Margin" means, as to any Performance Period, the Company's or a business unit's Operating Income divided by Revenue, expressed as a percentage.

          jj.     "Option" means a stock option granted pursuant to the Plan.

          kk.   "Option Agreement" means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          ll.     "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          mm. "Participant" means the holder of an outstanding Award granted under the Plan.

          nn.   "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Earnings Per Share, (c) Expenses, (d) Gross Margin, (e) Individual Objectives, (f) Net Income, (g) Operating Cash Flow, (h) Operating Income, (i) Operating Margin, (j) Return on Assets, (k) Return on Equity, (l) Return on Sales, (m) Revenue, (n) Total Stockholder Return, and/or (o) Unit Sales. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, passage of time and/or against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or of a business unit of the Company or by product or product line, (v) on a pre-tax or after-tax basis, and/or on a GAAP or non-GAAP basis. Prior to the beginning of the applicable Performance Period, the Administrator shall determine whether any significant element(s) shall be included or excluded from the calculation of any Performance Goal with respect to any Participants. For example, but not by way of limitation, the Administrator may determine that the measures for one or more Performance Goals shall consist of non-GAAP variations of any of the foregoing measures. The Committee may set different goals for Awards not intended to qualify for exemption from the limitations of Section 162(m) of the Code.

          The Administrator is authorized, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for a Performance Period (provided, that if an Award is intended to constitute "performance-based compensation" under Section 162(m) of the Code, such adjustment or modification may be made only to the extent permitted under Section 162(m) of the Code) in order to prevent the dilution or enlargement of the rights of Participants based on the following events: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (D) any reorganization and restructuring programs; (E) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year; (F) acquisitions or divestitures; (G) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (H) foreign exchange gains and losses; and (I) a change in the Company's fiscal year.

          oo.   "Performance Period" means any Fiscal Year or such other period as determined by the Administrator in its sole discretion.

          pp.   "Performance Share" means a performance share Award granted to a Participant pursuant to Section 12.

          qq.   "Performance Unit" means a performance unit Award granted to a Participant pursuant to Section 13.

          rr.    "Plan" means this 2005 Equity Incentive Plan.

          ss.    "Restricted Award" means an Award granted pursuant to Section 11 of the Plan.

          tt.    "Return on Assets" means the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

          uu.   "Return on Equity" means the percentage equal to the Company's Net Income divided by average stockholder's equity, determined in accordance with generally accepted accounting principles.

          vv.   "Return on Sales" means the percentage equal to the Company's or a business unit's Operating Income before incentive compensation, divided by the Company's or the business unit's, as applicable, revenue, determined in accordance with generally accepted accounting principles.

          ww.  "Revenue" means, as to any Performance Period, the Company's or a business unit's gross revenues, net sales or gross sales, as determined by the Administrator.

          xx.   "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          yy.    "Section 16(b)" means Section 16(b) of the Exchange Act.

          zz.    "Securites Act" means the Securities Act of 1933, as amended.

          aaa. "Service Provider" means an Employee, Director or Consultant.

          bbb. "Share" means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

          ccc.  "Stock Appreciation Right" or "SAR" means an Award granted pursuant to Section 10 hereof.

          ddd. "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

          eee. "Total Stockholder Return" means the total return (change in share price plus reinvestment of any dividends) of a Share.

          fff.   "Unit Sales" means, as to any Performance Period, gross or net sales of units, consisting of any merchandise or type or category of merchandise or other product or service sold by the Company at any time, now or hereafter, as determined and specified by the Administrator.

          ggg. "Voluntary Termination for Good Reason" means a Participant voluntarily resigns within ninety (90) days after the occurrence of any of the following, provided the Participant gives notice to the Company of such occurrence within sixty (60) days after such occurrence and the Company does not remedy the condition within thirty (30) days after the Company's receipt of such notice: (i) without the Participant's express written consent, a material reduction of the Participant's duties, title, authority or responsibilities, relative to the Participant's duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Participant of such reduced duties, title, authority or responsibilities; provided, however, that a reduction in duties, title, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of the Company remains as such following a Change of Control and is not made the Chief Executive Officer of the acquiring corporation) shall not by itself constitute grounds for a "Voluntary Termination for Good Reason;" (ii) a reduction by the Company in the base salary of the Participant as in effect immediately prior to such reduction; (iii) the relocation of the Participant to a facility or a location outside of a 35 mile radius from the present facility or location, without the Participant's express written consent; or (iv) any act or set of facts or circumstances which would, under applicable case law or statute constitute a constructive termination of the Participant.

        3.    Stock Subject to the Plan.    Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 8,500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. All shares reserved for issuance under this Plan may be used for Incentive Stock Options.

        To the extent that Shares subject to an Award are not issued to a Participant because the Award terminates, expires, lapses or becomes unexercisable without having been exercised in full for any reason, or an Award is settled in cash, or is surrendered pursuant to an Award Exchange Program, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or Deferred Stock Units, is forfeited to or repurchased by the Company, the unissued Shares (or for Awards other than Options and SARs, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, the full number of Stock Appreciation Rights granted that are to be settled by the issuance of Shares shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued upon settlement of such Stock Appreciation Rights. Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan. Shares surrendered or withheld in payment of the exercise price of an Option and Shares withheld by the Company to satisfy any minimum tax withholding obligation shall count against the aggregate plan limit described above. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment shall not result in a reduction to the number of Shares available for issuance under the Plan. Shares repurchased by the Company on the open market with the proceeds of an Option exercise shall not be added to the number of Shares available for grant under the Plan. No fractional shares of Stock may be issued hereunder.

        4.    Administration of the Plan.

          a.    Procedure.

            i.    Multiple Administrative Bodies.    The Plan may be administered by different Committees with respect to different groups of Service Providers.

            ii.    Section 162(m) of the Code.    To the extent that the Administrator determines it to be desirable to qualify Options or other Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

            iii.    Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3, including the composition of the Committee that grants any related Awards.

            iv.    Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          b.    Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                i.  to determine the Fair Market Value;

               ii.  to select the Service Providers to whom Awards may be granted hereunder;

              iii.  to determine whether and to what extent Awards or any combination thereof, are granted hereunder;

              iv.  to determine the number of shares of Common Stock or equivalent units to be covered by each Award granted hereunder;

               v.  to approve forms of agreement for use under the Plan;

              vi.  to reduce the exercise price of an Award to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Award shall have declined since the date the Award was granted, provided that such action shall first have been approved by a vote of the stockholders of the Company;

             vii.  to institute an Award Exchange Program, provided that no exchange shall cause the exercise price of an Option or SAR to be reduced unless such action shall first have been approved by a vote of the stockholders of the Company;

            viii.  to determine or modify the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, provided that no such modification may cause an

    Option or SAR to become deferred compensation subject to Section 409A of the Code. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

              ix.  to construe and interpret the terms of the Plan and Awards and to reconcile any inconsistency, correct any defect and/or supply any omission in the Plan or Award Agreement;

               x.  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

              xi.  to modify or amend each Award (subject to Section 18.c of the Plan), including the discretionary authority to extend the post-service-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan, provided that no such modification or extension may cause an Option or SAR to become deferred compensation subject to Section 409A of the Code;

             xii.  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

            xiii.  to allow Participants to satisfy minimum withholding tax obligations by tendering cash or unencumbered Shares owned by the Participant having a Fair Market Value equal to the amount required to be withheld, or electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award (or distribution of a Deferred Stock Unit) that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld (but no more). The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

            xiv.  to determine the terms and restrictions applicable to Awards; and

             xv.  to make all other determinations deemed necessary or advisable for administering the Plan.

          c.    Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

        5.    Eligibility.    Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees. A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement ("Form S-8") under the Securities Act, is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company (i.e., capital raising), or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

        6.    No Employment Rights.    Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant's right or the Company's or Subsidiary's right, as the case may be, to terminate such employment at any time, with or without cause.

        7.    Code Section 162(m) Provisions.

          a.    Option and SAR Annual Share Limit.    No Participant shall be granted, in any Fiscal Year, Options to purchase more than 200,000 Shares or Stock Appreciation Rights covering more than 500,000 Shares; provided, however, that such limits shall be 300,000 Shares with respect to Options and 750,000 shares with respect to Stock Appreciation Rights in the Participant's first Fiscal Year of Company service.

          b.    Restricted Awards and Performance Share Annual Limit.    No Participant shall be granted, in any Fiscal Year, more than 100,000 Shares of Restricted Stock, 100,000 shares of Restricted Stock Units or 100,000 Performance Shares; provided, however, that each such limit shall be 250,000 Shares in the Participant's first Fiscal Year of Company service.

          c.    Performance Units Annual Limit.    No Participant shall receive Performance Units, in any Fiscal Year, having an initial value greater than $1,000,000, provided, however, that such limit shall be $2,500,000 in the Participant's first Fiscal Year of Company service.

          d.    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals). A Participant shall be eligible to receive payment in respect of an Award that is intended to constitute "performance-based compensation" only to the extent that the applicable Performance Goals are achieved.

          e.    Changes in Capitalization.    The numerical limitations in Sections 7.a and 7.b shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 16.a.

          f.    Certification.    Prior to the payment of any Award that is intended to constitute "performance-based compensation," the Administrator shall review and certify in writing whether, and to what extent, the Performance Goals have been achieved and, if so, calculate and certify in writing that amount of the Award earned based upon the achievement of the Performance Goals. The Administrator may reduce or eliminate the amount of such an Award earned through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate. With respect to any Award intended to constitute "performance-based compensation," the Administrator shall not have the discretion to (A) grant or provide payment in respect of Awards if the Performance Goals have not been attained; (B) increase an Award above the maximum amount payable under this Section 7; or (C) cause an increase in a Participant's Award as a result of the use of negative discretion with respect to another Participant's Award. In addition, if an Award intended to constitute "performance-based compensation" is based, in whole or in part, on a percentage of a Participant's salary, base pay or other compensation, the maximum amount of the Award must be fixed at the time the Performance Goals are established. Notwithstanding the foregoing, an Award Agreement may provide that an Award may be payable upon death, disability or change of ownership or control prior to the attainment of the Performance Goals, provided that any such Award will not constitute "performance-based compensation" under Section 162(m) of the Code to the extent the Award is actually paid prior to the attainment of the Performance Goals.

          g.     If, after the attainment of the applicable Performance Goals, payment of an Award intended to constitute "performance-based compensation" in cash is accelerated to an earlier date, the amount paid will be discounted to reasonably reflect the time value of money. Any such Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase (A) with respect to an Award that is payable in cash, by a measuring factor for each fiscal year greater than a reasonable rate of interest set by the Administrator, or (B) with respect to an Award that is payable in Common Stock, by an amount greater than the appreciation of a Share from the date such Award is deferred to the payment date.

          h.     If an Award is cancelled in the same Fiscal Year in which it was granted (other than in connection with a transaction described in Section 16), the cancelled Award will be counted against the limits set forth in subsections (a) and (b) above. For this purpose, if the exercise price of an Award is reduced, the transaction will be treated as a cancellation of the Award and the grant of a new Award.

        8.    Effective Date; Term of Plan.    The Plan's effective date is the date on which it is adopted by the Board, so long as it is approved by the Company's stockholders at any time within 12 months of such adoption. The Plan will have no fixed expiration date; provided, however, that no Incentive Stock Options may be granted more than 10 years after the later of (a) the Plan's adoption by the Board, or (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code.

        9.    Stock Options.

          a.     The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

          b.    Option Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                i.  In the case of an Incentive Stock Option:

              (1)   granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

              (2)   granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               ii.  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per Share on the date of grant.

              iii.  Notwithstanding the foregoing, an Option may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Sections 409A and 424(a) of the Code and the regulations thereunder. No Option shall include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option.

          c.    Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period or until performance milestones are satisfied.

          d.    Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Subject to Applicable Laws, such consideration may consist entirely of:

                i.  cash;

               ii.  check;

              iii.  other Shares which are owned by the Participant and have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

              iv.  delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price;

               v.  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, including, to the extent permitted by Applicable Laws and approved by the Administrator, delivery of a promissory note, consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or a reduction in the amount of any Company liability to the Participant; or

              vi.  any combination of the foregoing methods of payment.

          e.    Exercise of Option; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share. An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 16 of the Plan. Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

          f.    Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          g.    Disability.    If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          h.    Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Participant's death. If, at the time of death, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

          i.    ISO $100,000 Rule.    Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant's Incentive Stock Options (determined without regard to this paragraph) granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9.i, Incentive Stock Options shall be taken into account in the order in which they were granted (or as otherwise provided under applicable regulations), and the Fair Market Value of the Shares shall be determined as of the time of grant.

          j.    Section 409A of the Code.    Notwithstanding anything herein to the contrary, if an Option is granted to a Service Provider with respect to whom Common Stock does not constitute "service recipient stock" (as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii)), the Option shall comply with Section 409A of the Code to the extent applicable.

        10.    Stock Appreciation Rights.

          a.    Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant. SARs may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Option granted under the Plan ("Related SARs"). Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator. Related SARs shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable. No Related SAR may be granted for more shares of Common Stock than are subject to the Option to which it relates. The number of shares of Common Stock subject to an SAR must be fixed on the date of grant of the SAR, and the SAR must not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR. The provisions of SARs need not be the same with respect to each Participant.

          b.    Exercise Price and other Terms.    Subject to Section 7.a of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. An SAR must be granted with an exercise price per Share not less than the Fair Market Value per Share on the date of grant. The exercise price for the Shares or cash to be issued pursuant to an already granted SAR may not be changed without the consent of the Company's stockholders. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award. Upon any exercise of a Related SAR, the number of Shares for which the related Option shall be exercisable shall be reduced by the number of Shares for which the SAR shall have been exercised. The number of Shares for which a Related SAR shall be exercisable shall be reduced upon any exercise of the related Option by the number of Shares for which such Option shall have been exercised.

          c.    Payment of SAR Amount.    Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                i.  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

               ii.  the number of Shares with respect to which the SAR is exercised.

          d.    Payment upon Exercise of SAR.    At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

          e.    SAR Agreement.    Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

          f.    Expiration of SARs.    A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

          g.    Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant's death or Disability termination, the Participant may exercise his or her SAR within such period of time as is specified in the Award Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified time in the Award Agreement, the SAR shall remain exercisable for three months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

          h.    Disability.    If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her SAR within such period of time as is specified in the Award Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the SAR shall remain exercisable for twelve (12) months following the Participant's termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

          i.    Death of Participant.    If a Participant dies while a Service Provider, the SAR may be exercised following the Participant's death within such period of time as is specified in the Award Agreement (but in no event may the SAR be exercised later than the expiration of the term of such SAR as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such SAR may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the SAR is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following Participant's death. If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

          j.    Section 409A of the Code.    An SAR that is subject to Section 409A of the Code shall satisfy the requirements of this Section 10.j and the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code. The requirements herein shall apply in the event any SAR under this Plan is granted with an exercise price less than the Fair Market Value per Share on the date the SAR is granted, is granted to a Service Provider with respect to whom Common Stock does not constitute "service recipient stock" (as defined in Treasury Regulation Section 1.409A-1(b)(5)(iii)), or is otherwise determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A of the Code. Any such SAR may provide that it is exercisable at any time permitted under the governing Award Agreement, but such exercise shall be limited to fixing the measurement of the amount, if any, by which the Fair Market Value of a Share on the date of exercise exceeds the exercise price (the "SAR Amount"). However, once the SAR is exercised, the SAR Amount may be paid only on the fixed time, payment schedule or other event specified in the governing Award Agreement.

        11.    Restricted Awards.

          a.    Grant of Restricted Awards.    Subject to the terms and conditions of the Plan, Restricted Awards may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. A Restricted Award is an Award of Common Stock ("Restricted Stock") or hypothetical shares of Common Stock ("Restricted Stock Units") having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award will be subject to forfeiture and may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period as the Administrator shall determine. Subject to Section 7.b hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Award granted to any Participant, and (ii) the conditions that must be satisfied, which may include a performance-based component, upon which is conditioned the grant, vesting or issuance of a Restricted Award.

          b.    Restricted Stock.    Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Administrator determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Administrator may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Administrator, if applicable and (ii) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement.

          Subject to the restrictions set forth in the Award Agreement, the Participant generally shall have the rights and privileges of a holder of Common Stock as to such Restricted Stock, including the right to vote such Restricted Stock. At the discretion of the Administrator, cash dividends and stock dividends with respect to the Restricted Stock may be either currently paid to the Participant on the day on which the corresponding dividend on shares of Common Stock is paid to stockholders, or withheld by the Company for the Participant's account, and interest may be credited on the amount of the cash dividends withheld at a rate and subject to such terms as determined by the Administrator. Any cash dividends or stock dividends so withheld by the Administrator and attributable to any particular Share (and earnings thereon, if applicable) shall be distributed to the Participant in cash or, at the discretion of the Administrator, in Shares having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on such Shares and, if such Shares are forfeited, the Participant shall have no right to such dividends.

          Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of such restrictions, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the Shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the Shares shall be subject to forfeiture to the extent provided in the Award Agreement; and (D) to the extent such Shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such Shares shall terminate without further obligation on the part of the Company.

          Upon the expiration of the restrictions with respect to any Restricted Stock, the restrictions set forth in this Section 11 and the applicable Award Agreement shall be of no further force or effect with respect to such Shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the Restricted Stock which has not then been forfeited and with respect to which the restrictions have expired (to the nearest full Share) and any cash distributions or stock dividends credited to the Participant's account with respect to such Restricted Stock and the interest thereon, if any.

          c.    Restricted Stock Units.    The terms and conditions of a grant of Restricted Stock Units shall be reflected in a written Award Agreement. Each Restricted Stock Unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. No Shares shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Restricted Stock Units. At the discretion of the Administrator, and only to the extent set forth in the applicable Award Agreement, each Restricted Stock Unit may be credited with cash distributions and stock dividends paid by the Company in respect of one share of Stock ("Dividend Equivalents"). At the discretion of the Administrator, Dividend Equivalents may be either currently paid to the Participant on the day on which the corresponding dividend on shares of Common Stock is paid to stockholders, or withheld by the Company for the Participant's account, and interest may be credited on the amount of cash Dividend Equivalents withheld at a rate and subject to such terms as determined by the Administrator. Dividend Equivalents credited to a Participant's account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed in cash or, at the discretion of the Administrator, in Shares having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant upon settlement of such Restricted Stock Unit and, if such Restricted Stock Unit is forfeited, the Participant shall have no right to such Dividend Equivalents.

          Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the restrictions applicable to such Award, and satisfaction of any applicable Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

          Except as otherwise provided in the Plan or an Award Agreement, upon the expiration of the restrictions with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Share for each such outstanding Restricted Stock Unit ("Vested Unit") and cash equal to any Dividend Equivalents credited with respect to each such Vested Unit and the interest thereon or, at the discretion of the Administrator, in Shares having a Fair Market Value equal to such Dividend Equivalents' interest thereon, if any; provided, however, that, if explicitly provided in the applicable Award Agreement, the Administrator may, in its sole discretion, elect to pay cash or part cash and part Shares in lieu of delivering only Shares for Vested Units. If a cash payment is made in lieu of delivering Shares, the amount of such payment shall be equal to the aggregate Fair Market Value of the Shares as of the date on which the restrictions lapsed with respect to such Vested Unit.

          d.    Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Awards granted under the Plan. Restricted Award grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the Restricted Stock or the Restricted Stock Unit is awarded. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

          e.    Restricted Award Agreement.    Each Restricted Award grant shall be evidenced by an Award Agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Award grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

        12.    Performance Shares.

          a.    Grant of Performance Shares.    Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. Subject to Section 7.b hereof, the Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

          b.    Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign an Award Agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

          c.    Performance Share Award Agreement.    Each Performance Share grant shall be evidenced by an Award Agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

        13.    Performance Units.

          a.    Grant of Performance Units.    Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

          b.    Number of Performance Units.    Subject to Section 7.c hereof, the Administrator will have complete discretion in determining the number of Performance Units granted to any Participant.

          c.    Other Terms.    The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the grant is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign an Award Agreement as a condition of the award.

  Any certificates representing the units awarded shall bear such legends as shall be determined by the Administrator.

          d.    Performance Unit Award Agreement.    Each Performance Unit grant shall be evidenced by an Award Agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

        14.    Deferred Stock Units.

          a.    Description.    Deferred Stock Units shall consist of a Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred Stock Units shall remain subject to the claims of the Company's general creditors until distributed to the Participant.

          b.    Code Section 162(m) Limits.    Deferred Stock Units shall be subject to the annual limits under Section 162(m) of the Code applicable to the underlying Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award as set forth in Section 7 hereof.

          c.    Code Section 409A Limitations.    If any Deferred Stock Units are considered to be deferred compensation under Section 409A of the Code, then the terms of such Deferred Stock Units shall comply with Section 409A of the Code.

        15.    Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

        16.    Adjustments Upon Changes in Capitalization, Dissolution or Liquidation or Change of Control.

          a.    Changes in Capitalization.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares, then the Administrator shall, in an equitable manner and to the extent necessary to preserve the economic intent of Awards, adjust the number and class of Shares which may be delivered under the Plan, the number, class, and exercise price of Shares covered by each outstanding Award, and the maximum number of Shares with respect to which any one person may be granted Awards during any period stated in Section 7. Unless the Committee specifically determines that such adjustment is in the best interests of the Company, any adjustments under this Section 16.a shall be made in a manner which does not result in a violation of Section 409A of the Code or the modification, extension or renewal of any Incentive Stock Option. Any adjustments under this Section 16.a shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3. Further, with respect to Awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code, any adjustments or substitutions will not cause the Company to be denied a tax deduction on account of Section 162(m) of the Code.

          b.    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

          c.    Change of Control.

                i.  Stock Options and SARs.    In the event of a Change of Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor entity or a Parent or Subsidiary of the successor entity. Notwithstanding the foregoing, in the event that the successor entity refuses to assume or substitute for the Option or SAR, or if the successor entity does not have outstanding common equity securities required to be registered under Section 12 of the Exchange Act, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator may take one or more actions with respect to such Option or SAR including, but not limited to, the following: (i) notifying the Participant in writing or electronically that such Option or SAR may be exercised in full for a limited period of time on or before a specified date (before or after the Change of Control) fixed by the Administrator, after which specified date the unexercised portion of such Option or SAR and all rights of the Participant thereunder shall terminate, (ii) requiring the mandatory surrender to the Company by the Participant of some or all of the outstanding Options or SARs held by such Participant as of a date, before or after such Change of Control, specified by the Administrator, in which event the Administrator shall thereupon cancel such Options and SARs and the Company shall pay to such Participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the Shares subject to such Options and SARs over the exercise price(s) under such Options and SARs for such Shares, or (iii) making such adjustments to Options and SARs then outstanding as the Administrator deems appropriate to reflect such Change of Control. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change of Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor entity or its Parent, the Administrator may, with the consent of the successor entity, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor entity or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

               ii.  Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Deferred Stock Units.    In the event of a Change of Control, each outstanding Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit and Deferred Stock Unit Award shall be assumed or an equivalent Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Unit Award substituted by the successor entity or a Parent or Subsidiary of the successor entity. Notwithstanding the foregoing, in the event that the successor entity refuses to assume or substitute for the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Unit Award, or if the successor entity does not have outstanding common equity securities required to be registered under Section 12 of the Exchange Act, the Participant shall fully vest in the Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Unit Award, including as to Shares (or with respect to Performance Units, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit and Deferred Stock Unit Award shall be considered assumed if, following the Change of Control, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor entity or its Parent, the Administrator may, with the consent of the successor entity, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor entity or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

          d.    Involuntary Termination other than for Cause, Death or Disability or a Voluntary Termination for Good Reason, Following a Change of Control.    If, within eighteen (18) months following a Change of Control, a Participant's employment is terminated (i) involuntarily by the Company or successor entity other than (A) for Cause, or (B) on account of death or Disability, or (ii) by the Participant by a Voluntary Termination for Good Reason, then the Participant shall fully vest in and receive payment of or have the right to exercise his Award, as applicable, as to all of the Shares subject to each such Award including Shares as to which such Award would not otherwise be vested or exercisable. Notwithstanding the foregoing or anything in an Award Agreement to the contrary, (i) if an Award is subject to Section 409A of the Code and payment of the Award at the time of termination of employment under this paragraph would cause the Award not to comply with Section 409A of the Code, the Award shall be paid only at such time and in such form as will comply with Section 409A of the Code, and (ii) any Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit or Deferred Stock Award that is intended to constitute "performance-based compensation" under Section 162(m) of the Code shall not vest in connection with the Participant's involuntary termination of employment or Voluntary Termination for Good Reason until the end of the applicable Performance Period, and then only to the extent that the applicable Performance Goals have been satisfied.

        17.    Date of Grant.    The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

        18.    Amendment and Termination of the Plan.

          a.    Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan; provided, however, that the Board may not materially amend the Plan without obtaining stockholder approval.

          b.    Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Law.

          c.    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (or electronic format) and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

        19.    Conditions Upon Issuance of Shares.

          a.    Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws.

          b.    Investment Representations.    As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        20.    Liability of Company.

          a.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

          b.    Grants Exceeding Allotted Shares.    If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Awarded Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 18 of the Plan.

        21.    General Provisions.

          a.    Section 409A of the Code.    The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the "short-term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following a Participant's "separation from service" within the meaning of Section 409A of the Code shall instead be paid on the first payroll date after the six-month anniversary of the Participant's separation from service.

          b.    Section 16.    It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 21.b, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.

          c.    Clawbacks.    Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

        22.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01FNGC 2 2 D V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposals 2 and 3. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 2. Ratification of the selection of KPMG LLP as Overstock.com’s independent registered public accounting firm for 2012. For Against Abstain 3. To approve an amendment and restatement of the Company’s 2005 Equity Incentive Plan to increase the number of shares available thereunder by 2,500,000; including approval of the Plan’s material terms and performance goals for purposes of IRC Section 162(m). 01 - Patrick M. Byrne 02 - Barclay F. Corbus 1. Election of Directors: For Withhold For Withhold 4. Any other business properly coming before the Annual Meeting. NNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext NNNNNNN 1 3 5 8 1 7 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. If you are a registered stockholder, the deadline for submitting your vote by telephone or via the Internet is 11:59 p.m. Eastern Time on May 2, 2012. If you are a member of a retirement or savings plan or other similar plan, the deadline for submitting your voting directions by telephone or via the Internet is 2:00 a.m. Eastern Time on April 30, 2012. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/OSTK • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, MAY 3, 2012 The undersigned, having received the Proxy Statement and Notice of Annual Meeting, each dated March 16, 2012, hereby appoints Patrick M. Byrne and Jonathan E. Johnson III, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Overstock.com, Inc. (the “Company”) to be held at the corporate headquarters of the Company located at 6350 South 3000 East, Salt Lake City, UT 84121, at 1:00 p.m. Mountain Time on May 3, 2012, including any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THOSE INSTRUCTIONS. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. If the undersigned is a participant in the Overstock.com, Inc. 401(k) Plan, the undersigned hereby directs the fiduciary of the Overstock.com, Inc. 401(k) Plan to vote, as designated on the reverse side, all shares of Overstock.com, Inc. that are credited to the account(s) of the undersigned (whether vested or not) in the 401(k) Plan at the Annual Meeting of Stockholders to be held on May 3, 2012 and at any adjournment or postponement thereof. PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. . Proxy — Overstock.com, Inc. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.